                                     SECOND
                              AMENDED AND RESTATED
                                  AGREEMENT OF
                              LIMITED PARTNERSHIP
                                       OF
                     IP TIMBERLANDS OPERATING COMPANY, LTD.

                     IP TIMBERLANDS OPERATING COMPANY, LTD.

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
                                   ARTICLE I
                             Organizational Matters

1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . .B-2
1.2  Formation . . . . . . . . . . . . . . . . . . . . . . . .B-2
1.3  Name. . . . . . . . . . . . . . . . . . . . . . . . . . .B-3
1.4  Principal Office. . . . . . . . . . . . . . . . . . . . .B-3
1.5  Power of Attorney . . . . . . . . . . . . . . . . . . . .B-3
1.6  Term. . . . . . . . . . . . . . . . . . . . . . . . . . .B-4

                                   ARTICLE II
                                    Purpose

                                  ARTICLE III
                             Capital Contributions

3.1  Primary Account . . . . . . . . . . . . . . . . . . . . .B-5
3.2  Secondary Account . . . . . . . . . . . . . . . . . . . .B-6
3.3  Additional Contributions of the Original Limited
     Partner and Capital Contributions by the
     Special Limited Partners  . . . . . . . . . . . . . . . .B-7
3.4  No Preemptive Rights. . . . . . . . . . . . . . . . . . B-11
3.5  Capital Accounts. . . . . . . . . . . . . . . . . . . . B-11
3.6  Interest. . . . . . . . . . . . . . . . . . . . . . . . B-15
3.7  No Withdrawal . . . . . . . . . . . . . . . . . . . . . B-15
3.8  Loans from Partners . . . . . . . . . . . . . . . . . . B-16

                                   ARTICLE IV
               Maintenance of the Accounting Units; Distributions

4.1  Sharing of Costs and Expenses of the Primary Account. . B-16
4.2  Sharing of Costs and Expenses of the Secondary Account. B-17

                                     B-(i)

4.3  Sharing of Revenues of the Primary Account. . . . . . . B-17
4.4  Sharing of Revenues of the Secondary Account. . . . . . B-18
4.5  Allocation of Costs and Revenues. . . . . . . . . . . . B-19
4.6  Classification of Certain Costs and Revenues. . . . . . B-19
4.7  Financing of Costs and Distributions. . . . . . . . . . B-20
4.8  Affiliated Corporations and Partnerships. . . . . . . . B-21
4.9  Closing of the Primary Account. . . . . . . . . . . . . B-21
4.10 Current Distributions . . . . . . . . . . . . . . . . . B-22
4.11 Inter-Account and Related Party Loans . . . . . . . . . B-24

                                   ARTICLE V
                         Federal Income Tax Allocations


5.1  Capital Account Allocations . . . . . . . . . . . . . . B-24
5.2  Tax Allocations . . . . . . . . . . . . . . . . . . . . B-26
5.3  Other Rules . . . . . . . . . . . . . . . . . . . . . . B-28

                                   ARTICLE VI
                      Management and Operation of Business

6.1  Management. . . . . . . . . . . . . . . . . . . . . . . B-30
6.2  Organizational Certificate. . . . . . . . . . . . . . . B-31
6.3  Reliance by Third Parties and Effect on Limited
     Partners. . . . . . . . . . . . . . . . . . . . . . . . B-32
6.4  Compensation and Reimbursement of the General Partners. B-32
6.5  Outside Activities. . . . . . . . . . . . . . . . . . . B-32
6.6  Partnership Funds . . . . . . . . . . . . . . . . . . . B-33
6.7  Contracts with Affiliates; Joint Ventures . . . . . . . B-34
6.8  Loans to or from a General Partner and Others . . . . . B-34
6.9  Indemnification of General Partners . . . . . . . . . . B-35
6.10 Liability of General Partners . . . . . . . . . . . . . B-39
6.11 Other Matters Concerning the General Partners . . . . . B-39
6.12 Tax Basis and Value Determinations. . . . . . . . . . . B-40
6.13 Resolution of Conflicts of Interest . . . . . . . . . . B-40

                                  ARTICLE VII
                   Rights and Obligations of Limited Partners

7.1  Limitation of Liability . . . . . . . . . . . . . . . . B-41
7.2  Management of Business. . . . . . . . . . . . . . . . . B-41

                                     B-(ii)

                     Books, Records, Accounting and Reports

8.1  Records, Accounting and Reports . . . . . . . . . . . . B-41
8.2  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . B-41
8.3  Annual Reports. . . . . . . . . . . . . . . . . . . . . B-42
8.4  Other Information . . . . . . . . . . . . . . . . . . . B-42

                                   ARTICLE IX
                               Income Tax Matters

9.1  Preparation of Tax Returns. . . . . . . . . . . . . . . B-42
9.2  Tax Elections . . . . . . . . . . . . . . . . . . . . . B-43
9.3  Tax Controversies . . . . . . . . . . . . . . . . . . . B-43
9.4  Organizational Expenses . . . . . . . . . . . . . . . . B-43
9.5  Taxation as a Partnership . . . . . . . . . . . . . . . B-44

                                   ARTICLE X
                             Transfer of Interests

10.1 Transfer. . . . . . . . . . . . . . . . . . . . . . . . B-44
10.2 Transfer of Interest of General Partners. . . . . . . . B-44
10.3 Transfer of Interest of a Limited Partner . . . . . . . B-44


                                   ARTICLE XI
                       Admission of Substituted Partners

11.1 Admission of the Limited Partners . . . . . . . . . . . B-45
11.2 Admission of Successor and Substitute Limited Partners. B-45
11.3 Admission of Successor Managing General Partner . . . . B-45
11.4 Admission of Successor Special General Partner. . . . . B-45
11.5 Amendment of Agreement. . . . . . . . . . . . . . . . . B-46

                                  ARTICLE XII
                 Withdrawal or Removal of the General Partners

12.1 Withdrawal or Removal of the Managing General Partner . B-46
12.2 Withdrawal or Removal of Special General Partner. . . . B-46

                                    B-(iii)

12.3 Interest of Departing Partner . . . . . . . . . . . . . B-46

                                  ARTICLE XIII
                          Dissolution and Liquidation

13.1 Dissolution . . . . . . . . . . . . . . . . . . . . . . B-47
13.2 Continuation of the Partnership . . . . . . . . . . . . B-48
13.3 Liquidation . . . . . . . . . . . . . . . . . . . . . . B-48
13.4 Distribution in Kind. . . . . . . . . . . . . . . . . . B-49
13.5 Return of Capital . . . . . . . . . . . . . . . . . . . B-50
13.6 Waiver of Partition . . . . . . . . . . . . . . . . . . B-50

                                  ARTICLE XIV
                       Amendment of Partnership Agreement

14.1 Amendments. . . . . . . . . . . . . . . . . . . . . . . B-50

                                   ARTICLE XV
                                     Merger

15.1 Authority . . . . . . . . . . . . . . . . . . . . . . . B-51
15.2 Procedure for Merger or Conslidation. . . . . . . . . . B-51
15.3 Approval by Limited Partner of Merger or Consolidation. B-52
15.4 Certificate of Merger . . . . . . . . . . . . . . . . . B-53
15.5 Effect of Merger. . . . . . . . . . . . . . . . . . . . B-53

                                  ARTICLE XVI
                                  Limitations

16.1 Sale of Substantially All Assets. . . . . . . . . . . . B-53

                                  ARTICLE XVII
                               Special Provisions

17.1 Withdrawal of Acreage by the Original Limited Partner;
     Title to the Timberlands  . . . . . . . . . . . . . . . B-54

17.2 Right of IP to Retain or Purchase Mineral Interests . . B-55
17.3 Matters Relating to the Class C Units (Series I). . . . B-56

                                     B-(iv)

                                 ARTICLE XVIII
                               General Provisions

18.1 Definitions . . . . . . . . . . . . . . . . . . . . . . B-61
     "Accounting Unit" . . . . . . . . . . . . . . . . . . . B-61
     "Additional Capital Contribution Amount". . . . . . . . B-61
     "Adjusted Property" . . . . . . . . . . . . . . . . . . B-61
     "Advancing Partner. . . . . . . . . . . . . . . . . . . B-61
     "Affiliate" . . . . . . . . . . . . . . . . . . . . . . B-61
     "Affiliated Corporation". . . . . . . . . . . . . . . . B-61
     "Affiliated Partnership". . . . . . . . . . . . . . . . B-61
     "Affiliated Partnership Agreement". . . . . . . . . . . B-61
     "Aggregate Distribution Shortfall Preferred Return. . . B-61
     "Agreed Value". . . . . . . . . . . . . . . . . . . . . B-61
     "Agreement" . . . . . . . . . . . . . . . . . . . . . . B-62
     "Alexander Plantation . . . . . . . . . . . . . . . . . B-62
     "Assignee". . . . . . . . . . . . . . . . . . . . . . . B-62
     "Book-Tax Disparity". . . . . . . . . . . . . . . . . . B-62
     "Bulk Sale" . . . . . . . . . . . . . . . . . . . . . . B-62
     "Capital Account" . . . . . . . . . . . . . . . . . . . B-62
     "Capital Contribution". . . . . . . . . . . . . . . . . B-62
     "Carrying Value". . . . . . . . . . . . . . . . . . . . B-62
     "Certificate of Limited Partnership". . . . . . . . . . B-62
     "Class A Capital Account" . . . . . . . . . . . . . . . B-63
     "Class A Certificate" . . . . . . . . . . . . . . . . . B-62
     "Class A Limited Partner" . . . . . . . . . . . . . . . B-62
     "Class A Portion" . . . . . . . . . . . . . . . . . . . B-63
     "Class A Unit". . . . . . . . . . . . . . . . . . . . . B-63
     "Class B Capital Account" . . . . . . . . . . . . . . . B-63
     "Class B Certificate" . . . . . . . . . . . . . . . . . B-63
     "Class B Limited Partner" . . . . . . . . . . . . . . . B-63
     "Class B Portion" . . . . . . . . . . . . . . . . . . . B-63
     "Class B Unit". . . . . . . . . . . . . . . . . . . . . B-63
     "Class C Capital Account" . . . . . . . . . . . . . . . B-64
     "Class C Certificate" . . . . . . . . . . . . . . . . . B-64
     "Class C General Revenue Percentage Interest" . . . . . B-64
     "Class C Percentage Interest" . . . . . . . . . . . . . B-64
     "Class C Units" . . . . . . . . . . . . . . . . . . . . B-64
     "Code". . . . . . . . . . . . . . . . . . . . . . . . . B-64
     "Commencement Date" . . . . . . . . . . . . . . . . . . B-64
     "Contributed Property". . . . . . . . . . . . . . . . . B-64
     "Contributing Partner". . . . . . . . . . . . . . . . . B-64

                                     B-(v)

     "Cut Timber". . . . . . . . . . . . . . . . . . . . . . B-64
     "Default Notice". . . . . . . . . . . . . . . . . . . . B-64
     "Defaulting Partner". . . . . . . . . . . . . . . . . . B-64
     "Departing Partner" . . . . . . . . . . . . . . . . . . B-64

     "Designated Rate" . . . . . . . . . . . . . . . . . . . B-65
     "Distributable Cash from the Identified Property" . . . B-65 "Distributable Cash from Specified General Revenue" . . B-65
     "Distribution Shortfall . . . . . . . . . . . . . . . . B-65
     "Distribution Shortfall Preferred Return. . . . . . . . B-65
     "Election Date" . . . . . . . . . . . . . . . . . . . . B-65
     "First Agreement" . . . . . . . . . . . . . . . . . . . B-65
     "General and Administrative Overhead" . . . . . . . . . B-65
     "General Partners". . . . . . . . . . . . . . . . . . . B-65
     "Identified Property" . . . . . . . . . . . . . . . . . B-65
     "Identified Property Percentage Interest" . . . . . . . B-66
     "Initial Limited Partner" . . . . . . . . . . . . . . . B-66
     "Initial Managing General Partner". . . . . . . . . . . B-66
     "Initial Period". . . . . . . . . . . . . . . . . . . . B-66
     "Initial Term". . . . . . . . . . . . . . . . . . . . . B-66
     "IP". . . . . . . . . . . . . . . . . . . . . . . . . . B-66
     "IPFR". . . . . . . . . . . . . . . . . . . . . . . . . B-66
     "IPT Partnership Agreement" . . . . . . . . . . . . . . B-66
     "IPT Unit". . . . . . . . . . . . . . . . . . . . . . . B-66
     "Limited Partner" . . . . . . . . . . . . . . . . . . . B-66
     "Liquidator". . . . . . . . . . . . . . . . . . . . . . B-66
     "Major Partnership Transaction" . . . . . . . . . . . . B-66
     "Managing General Partner". . . . . . . . . . . . . . . B-67
     "Net Agreed Value". . . . . . . . . . . . . . . . . . . B-67
     "Operating Deficiency". . . . . . . . . . . . . . . . . B-67
     "Opinion of Counsel". . . . . . . . . . . . . . . . . . B-67
     "Original Certificate of Limited Partnership" . . . . . B-67
     "Original Contribution Agreement" . . . . . . . . . . . B-67
     "Original Limited Partner". . . . . . . . . . . . . . . B-68
     "Original Partners" . . . . . . . . . . . . . . . . . . B-68
     "Original Primary Account Property" . . . . . . . . . . B-68
     "Original Secondary Account Property" . . . . . . . . . B-68
     "Original Timber Interests" . . . . . . . . . . . . . . B-68
     "Partner" . . . . . . . . . . . . . . . . . . . . . . . B-68
     "Partner Loan". . . . . . . . . . . . . . . . . . . . . B-68
     "Partnership" . . . . . . . . . . . . . . . . . . . . . B-68
     "Partnership Interest". . . . . . . . . . . . . . . . . B-68
     "Permitted Transferee". . . . . . . . . . . . . . . . . B-68
     "Person". . . . . . . . . . . . . . . . . . . . . . . . B-68

                                     B-(vi)

     "Primary Account" . . . . . . . . . . . . . . . . . . . B-68
     "Primary Account Cash". . . . . . . . . . . . . . . . . B-69
     "Primary Account Factor". . . . . . . . . . . . . . . . B-69
     "Primary Account Percentage Interest" . . . . . . . . . B-69
     "Primary Account Portion" . . . . . . . . . . . . . . . B-69
     "Prudential". . . . . . . . . . . . . . . . . . . . . . B-69
     "Recapture Income". . . . . . . . . . . . . . . . . . . B-69
     "Recreational Income" . . . . . . . . . . . . . . . . . B-69
     "Residual Gain" or "Residual Loss". . . . . . . . . . . B-69
     "Restatement Date". . . . . . . . . . . . . . . . . . . B-70
     "Secondary Account" . . . . . . . . . . . . . . . . . . B-70
     "Secondary Account Cash". . . . . . . . . . . . . . . . B-70

     "Secondary Account Factor". . . . . . . . . . . . . . . B-70
     "Secondary Account Percentage Interest" . . . . . . . . B-70
     "Secondary Account Portion" . . . . . . . . . . . . . . B-70
     "Section 631(a) Cut". . . . . . . . . . . . . . . . . . B-71
     "Section 631(b) Sale" . . . . . . . . . . . . . . . . . B-77
     "Sell or exchange . . . . . . . . . . . . . . . . . . . B-71
     "South Central Region". . . . . . . . . . . . . . . . . B-71
     "Special General Partner" . . . . . . . . . . . . . . . B-71
     "Specified General Revenue" . . . . . . . . . . . . . . B-71
     "Specified General Revenue Percentage Interest" . . . . B-71
     "Special Limited Partner" . . . . . . . . . . . . . . . B-71
     "Special Limited Partner Interest". . . . . . . . . . . B-71
     "Standing Timber" . . . . . . . . . . . . . . . . . . . B-72
     "Substantially all of the assets of the partnership". . B-72
     "Texas Act" . . . . . . . . . . . . . . . . . . . . . . B-72
     "Timber Cutting Contracts"  . . . . . . . . . . . . . . B-72
     "Timber Deed" . . . . . . . . . . . . . . . . . . . . . B-72
     "Timber Interests". . . . . . . . . . . . . . . . . . . B-72
     "Timberland". . . . . . . . . . . . . . . . . . . . . . B-72
     "Transferred Gain". . . . . . . . . . . . . . . . . . . B-72
     "Undistributed Cash Amount" . . . . . . . . . . . . . . B-72
     "Unit". . . . . . . . . . . . . . . . . . . . . . . . . B-73
     "Unpaid Distribution Shortfall Preferred Return". . . . B-73
     "Unrealized Gain" . . . . . . . . . . . . . . . . . . . B-73
     "Unrealized Loss" . . . . . . . . . . . . . . . . . . . B-73
     "WCFR". . . . . . . . . . . . . . . . . . . . . . . . . B-73
     "WCFR Partnership Agreement". . . . . . . . . . . . . . B-73
     "WCFR Primary Account Property" . . . . . . . . . . . . B-73
     "WCFR Secondary Account Property" . . . . . . . . . . . B-73
18.2 Addresses and Notices . . . . . . . . . . . . . . . . . B-73
18.3 Titles and Captions . . . . . . . . . . . . . . . . . . B-74

                                    B-(vii)

18.4  Pronouns and Plurals . . . . . . . . . . . . . . . . . B-74
18.5  Further Action . . . . . . . . . . . . . . . . . . . . B-74
18.6  Binding Effect . . . . . . . . . . . . . . . . . . . . B-74
18.7  Integration. . . . . . . . . . . . . . . . . . . . . . B-74
18.8  Creditors. . . . . . . . . . . . . . . . . . . . . . . B-74
18.9  Waiver . . . . . . . . . . . . . . . . . . . . . . . . B-74
18.10 Counterparts . . . . . . . . . . . . . . . . . . . . . B-75
18.11 Applicable Law . . . . . . . . . . . . . . . . . . . . B-75
18.12 Invalidity of Provisions . . . . . . . . . . . . . . . B-75
18.13 Opinions Regarding Taxation as a Partnership . . . . . B-75

                                    ANNEXES

ANNEX I - Certificate for Class A Limited Partnership Units
      in IP Timberlands Operating Company, Ltd.  . . . . . . B-77

ANNEX II - Certificate for Class B Limited Partnership Units
      in IP Timberlands Operating Company, Ltd.  . . . . . . B-78

ANNEX III - Certificate for Class C Limited Partnership

      Units in IP Timberlands Operating Company, Ltd.  . . . B-79

                                    B-(viii)

                                     SECOND
                              AMENDED AND RESTATED
                                   AGREEMENT
                                       OF
                              LIMITED PARTNERSHIP
                                       OF
                     IP TIMBERLANDS OPERATING COMPANY, LTD.

     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into by and among IP TIMBERLANDS, LTD., a Texas limited partnership, IP FOREST RESOURCES COMPANY, a Delaware corporation, INTERNATIONAL PAPER COMPANY, a New York corporation, and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a mutual insurance company organized under the laws of the State of New Jersey, on behalf of its separate account, PruTimber Fund Three.

                                    RECITALS

A. WHEREAS, the Partnership was originally formed by the Special General Partner and WCFR as a limited partnership pursuant to the provisions of the Texas Act under the name IP N-S Assets, L.P. by filing in the Office of the Secretary of State of the State of Texas on March 25, 1996 the Original Certificate of Limited Partnership;

B. WHEREAS, in connection with the formation of the Partnership, WCFR contributed $9,999 to the Partnership in exchange for a 99% limited partner interest and a .99% managing general partner interest, and the Special General Partner contributed $1 to the Partnership in exchange for a .01% special general partner interest;

C. WHEREAS, on the Commencement Date, (1) WCFR contributed certain assets to the Partnership with respect to its combined 99.99% limited partner and managing general partner interest and the Partnership assumed certain liabilities of WCFR, all as more particularly described in the Original Contribution Agreement and (2) the Special General Partner contributed cash to the Partnership with respect to its.01% special general partner interest;

D. WHEREAS, WCFR transferred its 99% limited partner interest in the Partnership to the Original Limited Partner and its .99% managing general partner interest in the Partnership to the Managing General Partner;

E. WHEREAS, the Original Limited Partner and the Managing General Partner were admitted to the Partnership on the Commencement Date;

F. WHEREAS, the transfer of the managing general partner interest and the admission to the Partnership of the Managing General Partner caused a dissolution of the Partnership under the Texas Act;


G. WHEREAS, the Special General Partner determined pursuant to the Texas Act to reconstitute and continue the business of the Partnership;

H. WHEREAS, the Original Certificate of Limited Partnership was amended and restated and the Certificate of Limited Partnership was filed with the Secretary of State of the State of Texas, which, among other things, effected the change of the name of the Partnership to IP Timberlands Operating Company, Ltd.; and

I. WHEREAS, the Partners now desire to amend and restate the First Agreement in order to, among other things, create and authorize a new class of special limited partner interest to be issued from time to time to Special Limited Partners, to admit Prudential as a Special Limited Partner and to restate the interests of the Partners in the Partnership.

                                   AGREEMENT

     NOW, THEREFORE, for the reasons recited above and in consideration of the benefits to be received by them under this Agreement, the Partners agree as follows:

                                   ARTICLE I
                             Organizational Matters

     1.1  Certain Defined Terms.

     Reference is made to Section 17.1 for the meaning assigned to certain defined terms used throughout this Agreement.

     1.2  Formation.

     The General Partners and the Original Limited Partner have heretofore associated themselves into a limited partnership pursuant to the provisions of the Texas Act by filing in the Office of the Secretary of State of Texas on April 1, 1996 the Certificate of Limited Partnership of the Partnership. In connection with the filing in the Office of the Secretary of State of Texas of the Certificate of Limited Partnership of the Partnership, the Partners entered into the First Agreement in order to set forth their respective rights and obligations and, in order to amend and restate the First Agreement, the Partners have entered into this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the

Partnership shall be governed by the Texas Act. The Partnership Interest of any Partner shall be personal property for all purposes.

     1.3  Name.

     The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "IP Timberlands Operating Company, Ltd." The Partnership's business may be conducted under any other name or names deemed advisable by the Managing General Partner. The Managing General Partner in its sole discretion may change the name of the Partnership at any time and from time to time. The words "Ltd." or "Limited Partnership" shall be included in the name where necessary for purposes of complying with the laws of any jurisdiction that so requires.

     1.4  Principal Office.

          (a) The principal office of the Partnership shall be Two Manhattanville Road, Purchase, New York 10577, or such other place as the Managing General Partner may from time to time designate to the Partners. The Partnership may maintain such offices at such other locations as the Managing General Partner deems advisable.

          (b) The address of the registered office of the Partnership in the State of Texas is 811 Dallas Avenue, Houston, Texas 77002, and the name and address of the registered agent for service of process on the Partnership in the State of Texas is CT Corporation Systems, 811 Dallas Avenue, Houston, Texas 77002. The Managing General Partner may from time to time change the registered office and the registered agent.

     1.5  Power of Attorney.

     Each Partner hereby constitutes and appoints the Managing General Partner (and any successor by merger, assignment, election or otherwise) with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to:

               (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates and other instruments (including, at the option of the Managing General Partner, this Agreement) and all amendments thereof which the Managing General Partner deems appropriate or necessary to qualify, or to continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in all jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the Managing General Partner deems appropriate or necessary to reflect any amendments, changes or modifications of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Managing General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement;

     (D) instruments relating to the admission or substitution of any Partner pursuant to Article XI; and (E) all agreements or other instruments (including, without limitation, a certificate of merger) relating to merger or consolidation of the Partnership pursuant to Article XV.

Nothing herein contained shall be construed as authorizing the Managing General Partner to amend this Agreement except in accordance with Article XIV.


          (a) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive the death, incompetency, dissolution, bankruptcy or termination of any Partner and the transfer of his or its Partnership Interest and shall extend to such Partner's heirs, successors and assigns. Each such Partner hereby agrees to be bound by any representations made by the Managing General Partner, acting in good faith hereby pursuant to such power of attorney; and each such Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing General Partner, taken in good faith under such power of attorney. Each Partner shall execute and deliver to the Managing General Partner, within 15 days after receipt of the Managing General Partner's request therefor, such further designations, powers of attorney and other instruments as the Managing General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

     1.6  Term.

     The Partnership shall continue in existence until the close of Partnership business on December 31, 2035, or until the earlier termination of the Partnership in accordance with the provisions of Article XIII.

                                   ARTICLE II
                                    Purpose

     The purpose and business of the Partnership shall be, and shall be limited to, the acquisition, development, ownership, management, operation, leasing and disposition of Timber Interests; the carrying on of any business and the doing of any act relating to or arising from the acquisition, development, ownership, management, operation, leasing and disposition of Timber Interests that a limited partnership organized under the Texas Act may carry on; the entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing; and anything incidental to the foregoing.

                                  ARTICLE III
                             Capital Contributions

     3.1  Primary Account.

     The Original Partners and their predecessors in interest have made and shall make the following Capital Contributions to the Partnership for attribution to the Primary Account:

          (a) Managing General Partner. (i) On the Commencement Date, the Initial Managing General Partner contributed to the Partnership, for attribution to the Primary Account, cash in an amount, or property having a Net Agreed Value, which cash or property was WCFR Primary Account Property, such that its total Capital Contribution then being made as Initial Managing General Partner was equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Primary Account pursuant to this paragraph (a)(i) and paragraphs (b)(i) and (c) hereof.


               (i) Following the Commencement Date, whenever the Original Limited Partner makes a Capital Contribution to the Partnership pursuant to
     Section 3.3(a), the Managing General Partner shall contribute to the Partnership, for attribution to the Primary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Managing General Partner shall be equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Primary Account pursuant to this paragraph (a)(ii), paragraph (b)(ii) hereof and Section 3.3(a).

          (b) Special General Partner. (i) On the Commencement Date, the Special General Partner contributed to the Partnership, for attribution to the Primary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Special General Partner was equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Primary Account pursuant to this paragraph (b)(i) and paragraphs (a)(i) and (c) hereof.

               (i) Following the Commencement Date, whenever the Original Limited Partner makes a Capital Contribution to the Partnership pursuant to
     Section 3.3(a), the Special General Partner shall contribute to the Partnership, for attribution to the Primary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made shall be equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Primary Account pursuant to this paragraph (b)(ii), paragraph (a)(ii) hereof and Section 3.3(a).

          (c) Initial Limited Partner. On the Commencement Date, the Initial Limited Partner contributed WCFR Primary Account Property to the Partnership pursuant to the Original Contribution Agreement in exchange for the Class A Unit and the Class B Unit. The WCFR Primary Account Property was attributed to the Primary Account. In exchange for the Class A Portion of the WCFR Primary Account Property, the Initial Limited Partner received the Class A Unit, and, in exchange for the Class B Portion of the WCFR Primary Account Property, the Initial Limited Partner received the Class B Unit. At the time of such Capital Contribution, the Partnership assumed (and took the WCFR Primary Account Property, subject to) all liabilities and other indebtedness to be assumed by the Partnership in accordance with the Original Contribution Agreement. For purposes of crediting Capital Accounts pursuant to Section 3.5(a), the Class A Capital Account of the Initial Limited Partner was credited with the Class A Portion of the WCFR Primary Account Property for which the Class A Unit was issued pursuant hereto; and the Class B Capital Account of the Initial Limited Partner was credited with the Class B Portion of the WCFR Primary Account Property for which the Class B Unit was issued pursuant hereto.

     3.2  Secondary Account.


     The Original Partners and their predecessors in interest have made and shall make the following Capital Contributions to the Partnership for attribution to the Secondary Account:

          (a) Managing General Partner. (i) On the Commencement Date, the Initial Managing General Partner contributed to the Partnership, for attribution to the Secondary Account, cash in an amount, or property having a Net Agreed Value, which cash or property was WCFR Secondary Account Property, such that its Capital Contribution then being made as Initial Managing General Partner was equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Secondary Account pursuant to this paragraph (a)(i) and paragraphs (b)(i) and (c) hereof.

               (i) Following the Commencement Date, whenever the Limited Partner makes a Capital Contribution to the Partnership pursuant to Section 3.3, the Managing General Partner shall contribute to the Partnership, for attribution to the Secondary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Managing General Partner shall be equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Secondary Account pursuant to this paragraph (a)(ii), paragraph (b)(ii) hereof and
     Section 3.3(a).

          (b) Special General Partner. (i) On the Commencement Date, the Special General Partner contributed to the Partnership, for attribution to the Secondary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Special General Partner was equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Secondary Account pursuant to this paragraph (b)(i) and paragraphs (a)(i) and (c) hereof.

               (ii) Following the Commencement Date, whenever the Limited Partner makes a Capital Contribution to the Partnership pursuant to Section 3.3(a), the Special General Partner shall contribute to the Partnership, for attribution to the Secondary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made shall be equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Secondary Account pursuant to this paragraph (b)(ii), paragraph (a)(ii) hereof and Section 3.3(a).

          (c) Initial Limited Partner. On the Commencement Date, the Initial Limited Partner contributed WCFR Secondary Account Property to the Partnership pursuant to the Original Contribution Agreement in exchange for the Class A Unit and the Class B Unit. The WCFR Secondary Account Property was attributed to the Secondary Account. In exchange for the Class A Portion of the WCFR Secondary Account Property, the Initial Limited Partner received the Class A Unit, and in exchange for the Class B Portion of the WCFR Secondary Account Property, the Initial Limited Partner received the Class B Unit. At the time of such Capital Contribution, the Partnership assumed (and took the WCFR Secondary Account Property, subject to) all liabilities and other indebtedness to be assumed by the Partnership in accordance with the Original Contribution Agreement. For purposes of crediting Capital Accounts pursuant to Section 3.5(a), the Class A Capital Account of the Initial Limited Partner was credited with the Class A Portion of the WCFR Secondary Account Property for which the Class A Unit was issued pursuant hereto and the Class B Capital Account of the Initial Limited Partner was credited with the Class B Portion of the WCFR Secondary Account Property for which the Class B Unit was issued pursuant hereto.

     3.3 Additional Contributions of the Original Limited Partner and Capital Contributions by the Special Limited Partners.

          (a) Additional Contributions of the Original Limited Partner. Following the Commencement Date, the Original Limited Partner may contribute additional capital, whether in the form of cash or property, to the Partnership and the Partnership shall assume (or take any such Contributed Property subject to) all liabilities attributed to any such Contributed Property in accordance with the following general principles:

               (i) (A) During the Initial Term, any Timber Interests contributed to the Partnership by the Original Limited Partner will be deemed to have been contributed (I) with respect to the Class A Unit, to the extent of 95.96% of the Primary Account Portion of the Net Agreed Value of such Timber Interests, and (II) with respect to the Class B Unit, to the extent of 4.04% of the Primary Account Portion of the Net Agreed Value of such Timber Interests. Such Timber Interests will be deemed to have been contributed (I) with respect to the Class A Unit, to the extent of 4.04% of the Secondary Account Portion of the Net Agreed Value of such Timber Interests and (II) with respect to the Class B Unit, to the extent of 95.96% of the Secondary Account Portion of the Net Agreed Value of such Timber Interests. For purposes of crediting Capital Accounts pursuant to
     Section 3.5(a), the Class A Capital Account of the Original Limited Partner shall be credited with that portion of the Net Agreed Value of the Timber Interests deemed contributed with respect to the Class A Unit and the Class B Capital Account of the Original Limited Partner shall be credited with that portion of the Net Agreed Value of the Timber Interests deemed contributed with respect to the Class B Unit.

               (B) Following the Initial Term, any Timber Interests contributed to the Partnership by the Original Limited Partner will be deemed to have been contributed (I) with respect to the Class A Unit to the extent of 4.04% of the Net Agreed Value of such Timber Interests and
          (II) with respect to the Class B Unit to the extent of 95.96% of the Net Agreed Value of such Timber Interests; unless the Class A Unit and the Class B Unit shall have been combined or reclassified pursuant to paragraph (d) hereof, in which case such Timber Interests will be deemed contributed with respect to such combined or reclassified Unit. For purposes of crediting Capital Accounts pursuant to Section 3.5(a), the Class A Capital Account of the Original Limited Partner shall be credited with that portion of the Net Agreed Value of the Timber Interests deemed contributed with respect to the Class A Unit and the Class B Capital Account of the Original Limited Partner shall be credited with that portion of the Net Agreed Value of the Timber Interests deemed contributed with respect to the Class B Unit; unless the Class A Capital Account and the Class B Capital Account have been combined into a single Capital Account pursuant to Section 3.5(e), in which case, such single Capital Account of the Original Limited Partner shall be credited with the Net Agreed Value of such Timber Interests.

               (ii) (A) During the Initial Term, the Primary Account Portion of the Agreed Value of any Timber Interests contributed by the Original Limited Partner pursuant hereto will be attributed to the Primary Account and the Secondary Account Portion of the Agreed Value of any such Timber Interests will be attributed to the Secondary Account.

               (B) Following the Initial Term, the Agreed Value of any Timber Interests contributed by the Original Limited Partner pursuant hereto will be attributed in full to the Secondary Account.

               (iii) (A) During the Initial Term, any cash contributed by the Original Limited Partner pursuant hereto, which cash was received by the Original Limited Partner as a contribution to capital, shall be deemed to have been contributed (I) with respect to the Class A Unit, to the extent of the Class A Portion of both the Primary Account Cash and Secondary Account Cash so contributed to the Partnership, and (II) with respect to the Class B Unit, to the extent of the Class B Portion of both the Primary Account Cash and the Secondary Account Cash so contributed to the Partnership. The Primary Account Cash so contributed will be attributed to the Primary Account and the Secondary Account Cash so contributed will be attributed to the Secondary Account.

               (B) Following the Initial Term, any cash contributed by the Original Limited Partner pursuant hereto, which cash was received by the Original Limited Partner as a contribution to capital, shall be deemed to have been contributed (I) with respect to the Class A Unit to the extent of 4.04% of such cash and (II) with respect to the Class B Unit to the extent of 95.96% of such cash; unless the Class A Unit and the Class B Unit shall have been combined or reclassified pursuant to paragraph (d) hereof, in which case such cash will be deemed contributed with respect to such combined or reclassified Unit. Any such Capital Contribution of cash by the Original Limited Partner will be attributed in full to the Secondary Account.

               (iv) Upon the amendment of the IPT Partnership Agreement pursuant to Section 3.3(g) thereof to provide for the combination or reclassification of the Units issued by the Original Limited Partner, the Managing General Partner shall also amend the Certificate of Limited Partnership to provide for the same combination or reclassification of the Class A Unit and the Class B Unit.


          (b) Issuance of Class C Units and Capital Contributions by Special Limited Partners. The Managing General Partner is hereby authorized to issue, from time to time, Class C Units to Special Limited Partners in exchange for Capital Contributions by such Special Limited Partners to the Partnership. Each series of Class C Units so issued will carry the rights and obligations set forth in this Agreement and any amendment to this Agreement made in connection with the issuance of such series of Class C Units. Except as otherwise provided in this Agreement, as long as a series of Class C Units remains outstanding, the Partnership shall not transfer the Identified Property with respect to such series of Class C Units. The terms of each series of Class C Units issued pursuant hereto shall be as specified in Article XVII.

          (c) Additional Capital Contributions of Special Limited Partners. (i) Except as otherwise provided in this Section 3.3(c) or agreed to by the Partners, if the Managing General Partner reasonably determines that the Partnership's projected cash requirements with respect to any Identified Property for any calendar quarter exceed the amount of cash attributable to such Identified Property that is projected to be available during such calendar quarter to fund those requirements (an "Operating Deficiency"), then the Managing General Partner shall (A) notify each Special Limited

Partner holding any Class C Units to which such Identified Property relates of the Operating Deficiency and within two days of receiving such notice each such Special Limited Partner shall contribute additional cash to the Partnership equal to the amount (such amount referred to as the "Additional Capital Contribution Amount") determined by multiplying the amount of the Operating Deficiency by such Special Limited Partner's Identified Property Percentage Interest with respect to such series of Class C Units, and (B) cause the Partnership to fund the remaining portion of such Operating Deficiency from other funds available to the Partnership.

               (ii) If any Special Limited Partner (the "Defaulting Partner") fails to contribute to the Partnership any portion of such Special Limited Partner's Additional Capital Contribution Amount, the Managing General Partner shall promptly deliver notice thereof to the Original Partners, which notice (a "Default Notice") shall specify the name of the Defaulting Partner and the unpaid portion of such Defaulting Partner's Additional Capital Contribution Amount. Any Partner that receives a Default Notice (the "Advancing Partner") may, by notice delivered to the Defaulting Partner on or before the date that is 5 days following the delivery of such Default Notice (the "Election Date"), elect to make a loan to the Partnership (a "Partner Loan") with respect to the Additional Capital Contribution Amount. Any such Election Notice shall specify the amount of the Partner Loan and the maturity of, and the liens and security interests required with respect to, such Partner Loan.

               (iii) Notwithstanding anything to the contrary herein, a Partner making a Partner Loan pursuant to Section 3.3(c)(ii) hereof may, in its sole discretion, (i) make such loan without any approval or consent of the other Partners, (ii) designate the maturity of such loan (not to be less than 30 days nor more than 5 years), and (iii) require that such loan be secured by the grant of a lien upon and security interest in, Partnership

     Assets (fully subordinated to all existing secured Partnership debt to Persons other than the Partners, including future advances under and renewals, extensions and refundings of, such debt). Each Partner Loan shall, unless otherwise agreed by the Partnership and the Advancing Partner, bear interest, payable quarterly, at the rate per annum equal to the lesser of (i) the Prime Rate plus 5% and (ii) the maximum nonusurious rate of interest permitted by applicable law, and shall be deemed an obligation of indebtedness from the Partnership to such Advancing Partner payable in accordance with its terms. All payments on Partner Loans shall be applied first to accrued interest and second to the outstanding principal balance. All Partner Loans shall be evidenced by promissory notes of the Partnership in such form as the Managing General Partner determines to be appropriate. The Partners shall, or shall authorize the Managing General Partner to, execute and deliver all necessary promissory notes, deeds of trust, security agreements and financing statements and other documents as the Advancing Partner may reasonably request in order to evidence and secure the Partner Loan made under Section 3.1(c). All Partner Loans shall be pre-payable by the Partnership at any time in whole or in part without premium or penalty and, if Partner Loans exist as of any time to more than one Partner then all liens and security interests provided by the Partnership with respect to such Partner Loans shall be treated as being secured and perfected as of the same time, with equal dignity, and otherwise in pari passu. Except to the extent specifically provided in this Agreement, a Partner Loan shall not be deemed an increase in or contribution to the Capital Account of the lending Partner or entitle such lending Partner to any greater proportion of the gains or losses which the Partnership may sustain.

     3.4  No Preemptive Rights.

     No Partner shall have any preemptive, preferential or other right with respect to, as may be applicable, (a) additional Capital Contributions; (b) issuance or sale of Class A Units, Class B Units, Class C Units or any other Units or Interests; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Class A Units, Class B Units, Class C Units or any other Units or Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

     3.5  Capital Accounts.

     The Partnership shall maintain Capital Accounts in accordance with the following provisions of this Section 3.5:

          (a) The Partnership shall maintain for each General Partner a separate Capital Account. Such Capital Account shall be increased by (i) the cash amount or Net Agreed Value of all Capital Contributions made by such General Partner pursuant to this Agreement and (ii) all items of Partnership income and gain computed in accordance with Section 3.5(b) and allocated to such Partner pursuant to Section 5.1 and decreased by (iii) the cash amount or Net Agreed Value of all distributions of cash or property made to such Partner pursuant to this Agreement and (iv) all items of Partnership deduction and loss computed in accordance with Section 3.5(b) and allocated to such Partner pursuant to Section 5.1.

          Subject to paragraph (e) hereof, the Partnership shall maintain for the Original Limited Partner a separate Class A Capital Account with respect to the Class A Unit. Such Class A Capital Account shall be increased by (i) the cash amount or that portion of the Net Agreed Value of all Capital Contributions made in exchange for the issuance of, or subsequently made with respect to, the Class A Unit pursuant to this Agreement and (ii) all items of income and gain computed in accordance with Section 3.5(b) and allocated with respect to the Class A Unit pursuant to Section 5.1 and decreased by (iii) the cash amount or Net Agreed Value of all distributions of cash or property made with respect to the Class A Unit pursuant to this Agreement and (iv) all items of deduction and loss computed in accordance with Section 3.5(b) and allocated with respect to the Class A Unit pursuant to Section 5.1.

          Subject to paragraph (e) hereof, the Partnership shall also maintain for the Original Limited Partner a separate Class B Capital Account with respect to the Class B Unit. Such Class B Capital Account shall be increased by (i) the cash amount or that portion of the Net Agreed Value of all Capital Contributions made in exchange for the issuance of, or subsequently made with respect to, the Class B Unit pursuant to this Agreement and (ii) all items of income and gain computed in accordance with Section 3.5(b) and allocated with respect to the Class B Unit pursuant to Section 5.1 and decreased by (iii) the cash amount or Net Agreed Value of all distributions of cash or property made with respect to the Class B Unit pursuant to this Agreement and (iv) all items of deduction and loss computed in accordance with Section 3.5(b) and allocated with respect to the Class B Unit pursuant to Section 5.1.

          The Partnership shall maintain for each Special Limited Partner a separate Capital Account with respect to each series of Class C Units held by such Partner. Such Capital Account shall be increased by (i) the cash amount or Net Agreed Value of all Capital Contributions made by such Special Limited Partner pursuant to this Agreement with respect to such series of Class C Units and (ii) all items of Partnership income and gain computed in accordance with
Section 3.5(b) and allocated to such Partner pursuant to Section 5.1 with respect to such series of Class C Units and decreased by (iii) the cash amount or Net Agreed Value of all distributions of cash or property made to such Partner pursuant to this Agreement with respect to such series of Class C Units and (iv) all items of Partnership deduction and loss computed in accordance with
Section 3.5(b) and allocated to such Partner pursuant to Section 5.1 with respect to such series of Class C Units.

          (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for Federal income tax purposes, provided that:

               (i) Solely for purposes of the application of the provisions of this Section 3.5, the Partnership shall be treated as owning directly its proportionate share of all property owned by all Affiliated Partnerships (as determined by the Managing General Partner based upon the provisions of the Affiliated Partnership Agreements).

               (ii) Any deductions for depreciation, cost recovery or amortization (other than depletion under Section 611 of the Code) attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership was equal to the Agreed Value of such property. Upon an adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Sections 3.5(d),
     6.12 or 16.1, any further deductions for such depreciation, cost recovery or amortization (other than depletion under Section 611 of the Code) attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

               (iii) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for Federal income tax purposes pursuant to Section 48(q)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

               (iv) Any depletion deductions separately determined, in accordance with the principles of Section 611 of the Code, with respect to a separate timber account shall be computed as if the aggregate adjusted basis of the timber units included in such timber account on the date of such determination was equal in amount to the Partnership's Carrying Value with respect to such timber account as of such date. The depletion allowance separately determined with respect to a timber account shall not, in the aggregate, exceed the Partnership's total Carrying Value with respect to all of the timber units included in such timber account. This provision shall only apply to depletion separately stated as an item of deduction, as opposed to depletion amounts treated as a reduction of amounts realized or included as a cost of goods sold (which depletion amounts are the subject of Section 3.5(b)(v)).

               (v) Any income, gain or loss attributable to the taxable disposition of any property (including any disposition of a Timber Interest, regardless of qualification under Section 631 of the Code) shall be determined by the Partnership as if the adjusted basis of such property (or, in the case of certain timber dispositions, the "adjusted depletion basis" of such timber) as of such date of disposition was equal in amount to the Partnership's Carrying Value with respect to such property as of such date. The adjusted basis or adjusted depletion basis, whichever the case may be, determined upon sales or other dispositions of timber units included in a timber account shall not, in the aggregate, exceed the Partnership's total Carrying Value with respect to all of the timber units included in such timber account.

               (vi) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of capital account maintenance, be treated as an item of deduction and shall be allocated among the Partners pursuant to Section 5.1.

               (vii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for Federal income tax purposes.

          (c) Generally, a transferee of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of the Partnership Interest) pursuant to Sections 13.3 and 13.4 and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution, pursuant to Section 3.5(d)(ii), and such adjusted Carrying Values shall constitute the Agreed Values of such properties upon the deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 3.5.

          (d) (i) Upon an issuance by the Original Limited Partner of additional IPT Units for cash or Contributed Property pursuant to Section 3.3 of the IPT Partnership Agreement, any adjustments made, pursuant to Section 3.5(d)(i) of the IPT Partnership Agreement, to the Class A Capital Accounts (as defined in the IPT Partnership Agreement), in the aggregate, will be reflected in the Class A Capital Account and any adjustments made, pursuant to Section 3.5(d)(i) of the IPT Partnership Agreement to the Class B Capital Accounts (as defined in the IPT Partnership Agreement), in the aggregate, will be reflected in the Class B Capital Account. Any adjustments made to the capital accounts of the general partners of the Original Limited Partner pursuant to Section 3.5(d)(i) of the IPT Partnership Agreement shall be reflected in, and divided between, the Class A Capital Account and the Class B Capital Account in an appropriate and reasonable manner determined solely by the Managing General Partner. Any corresponding adjustments to the Carrying Values of the Original Limited Partner's properties shall be made to the Carrying Values of the same properties of the Partnership.


               (ii) In addition, immediately prior to the distribution of any Partnership cash or property either (A) to provide funds to the Original Limited Partner for redemption of IPT Units pursuant to Section 17.2 of the IPT Partnership Agreement or (B) in liquidation of the Partnership pursuant to Sections 13.3 and 13.4, any adjustments made, pursuant to either Section 3.5(d)(ii) or 3.5(d)(iii) of the IPT Partnership Agreement, to the Class A Capital Accounts and Class B Capital Accounts (as defined in the IPT Partnership Agreement) maintained by the Original Limited Partner, as well as any adjustments made to the capital accounts of the general partners of the Original Limited Partner, pursuant to either Section 3.5(d)(ii) or 3.5(d)(iii) of the IPT Partnership Agreement, shall be reflected in, and divided between, the Class A Capital Account and the Class B Capital Account in the same manner provided in paragraph (i) hereinabove. Any corresponding adjustments to the Carrying Values of the Original Limited Partner's properties shall be made to the Carrying Values of the same properties of the Partnership.

               (iii) Immediately prior to the issuance or redemption of any Special Limited Partner Interest, the Capital Accounts of the Partners and the Carrying Values of all

     Partnership properties shall be appropriately adjusted (consistent with the provisions hereof, the provisions of the IPT Partnership Agreement, and the provisions of Section 704(b) of the Code and the regulations thereunder) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized on a sale of such properties immediately prior thereto). In connection with any adjustment to the Class A Capital Account or the Class B Capital Account pursuant to Section 3.5(d)(i) or (ii), the Class C Capital Accounts of the Special Limited Partners and the Carrying Values of all Partnership properties shall be appropriately adjusted (consistent with the provisions hereof, the provisions of the IPT Partnership Agreement, and the provisions of Section 704(b) of the Code and the regulations thereunder) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized on a sale of such properties immediately prior thereto).

          (e) (i) Immediately prior to the distribution of any Partnership property in liquidation of the Partnership pursuant to Sections 13.3 and 13.4, once all adjustments provided for herein have been made, the Class A Capital Account and the Class B Capital Account of the Original Limited Partner shall be combined into a single Capital Account (in the event such Capital Accounts have not theretofore been combined pursuant to paragraph
     (ii) hereof).

               (ii) In the event the capital accounts maintained for any partner of the Original Limited Partner have been combined pursuant to Section 3.5(e)(ii) of the IPT Partnership Agreement, the Managing General Partner shall combine the Class A Capital Account and the Class B Capital Account and, thereafter, maintain a single Capital Account for the Original Limited

     Partner.

     3.6  Interest.

     No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

     3.7  No Withdrawal.

     A Partner shall not be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Section 4.10 and Articles XII, XIII and XVII.

     3.8  Loans from Partners.

     Loans by a Partner to the Partnership shall not be considered Capital Contributions.

                                   ARTICLE IV
               Maintenance of the Accounting Units; Distributions

     4.1  Sharing of Costs and Expenses of the Primary Account.

     Except as otherwise specifically provided herein, for each calendar year during the Initial Term all of the following costs and expenses of the Partnership will be attributed to the Primary Account and shall be charged to the Original Partners in accordance with their respective Primary Account Percentage Interests:

          (a) All Partnership costs and expenses attributable to the Partnership's sale or other disposition of Timber Interests, or the Partnership's acquisition of Timber Interests, to the extent attributed to the Primary Account by the Managing General Partner pursuant to Section 4.6(a).

          (b) All Partnership costs and expenses attributable to the Partnership's supervision, operation, management and treatment of its Timber Interests and all General and Administrative Overhead, to the extent attributed to the Primary Account by the Managing General Partner pursuant to Section 4.6(b).

          (c) All Partnership costs and expenses, if any, attributable to the Partnership's cutting, transportation and other processing of timber (whether performed directly by the Partnership or indirectly through an agent or independent contractor).

          (d) All other Partnership costs and expenses attributable to Partnership activities that are reasonably determined by the Managing General Partner to be activities the benefits of which will be realized primarily during the Initial Term for the benefit of the Primary Account.

          (e) No Partnership costs and expenses attributable to minerals and mineral interests acquired or owned by the Partnership pursuant to Section 16.2 shall be attributed to the Primary Account.

No Partnership costs and expenses will be attributed to the Primary Account following the expiration of the Initial Term.

     4.2  Sharing of Costs and Expenses of the Secondary Account.

     Except as otherwise specifically provided herein, for each calendar year during the Initial Term, all of the following costs and expenses of the Partnership shall be attributed to the Secondary Account and shall be charged to the Original Partners in accordance with their respective Secondary Account Percentage Interests:

          (a) All Partnership costs and expenses incurred in the reforestation of the Partnership's Timberlands.

          (b) All Partnership costs and expenses attributable to the Partnership's sale or other disposition of Timber Interests, or the Partnership's acquisition of Timber Interests, to the extent attributed to the Secondary Account by the Managing General Partner pursuant to Section 4.6(a).

          (c) All Partnership costs and expenses attributable to the Partnership's supervision, operation, management and treatment of its Timber Interests and all General and Administrative Overhead costs to the extent attributed to the Secondary Account by the Managing General Partner pursuant to Section 4.6(b).

          (d) All other Partnership costs and expenses attributable to Partnership activities that are reasonably determined by the Managing General Partner to be activities the benefits of which will be realized either (i) primarily during the Initial Term for the benefit of the Secondary Account or (ii) primarily following the expiration of the Initial Term.

          (e) All Partnership costs and expenses attributable to minerals and mineral interests owned or acquired by the Partnership pursuant to Section
     16.2 shall be attributed to the Secondary Account.

All Partnership costs and expenses will be attributed to the Secondary Account following the expiration of the Initial Term.

     4.3  Sharing of Revenues of the Primary Account.

     Except as otherwise specifically provided herein, for each calendar year during the Initial Term all of the following revenues of the Partnership shall be attributed to the Primary Account and shall be credited to the Original Partners in accordance with their respective Primary Account Percentage
Interests:

          (a) All Partnership revenues attributable to the Partnership's sale or other disposition of Timber Interests, to the extent such revenues have been attributed to the Primary Account by the Managing General Partner pursuant to Section 4.6(c).

          (b) All Partnership revenues attributable to interest or other earnings resulting from the investment of the Partnership's funds, to the extent such revenues have been attributed to the Primary Account by the Managing General Partner pursuant to Section 4.6(d).

          (c) All other Partnership revenues attributable to the land and forest management, ownership and operation of the Timber Interests or other assets or properties of the Partnership during the Initial Term attributed to the Primary Account by the Managing General Partner pursuant to Section 4.6(e).

          (d) No Partnership revenues attributable to minerals or mineral interests owned or acquired by the Partnership pursuant to Section 16.2 will be attributed to the Primary Account.

No Partnership revenues will be attributed to the Primary Account following the expiration of the Initial Term.

     4.4  Sharing of Revenues of the Secondary Account.

     Except as otherwise specifically provided herein, for each calendar year during the Initial Term all of the following revenues of the Partnership shall be attributed to the Secondary Account and shall be credited to the Original Partners in accordance with their respective Secondary Account Percentage
Interests:

          (a) All Partnership revenues attributable to the Partnership's sale or other disposition of Timber Interests, to the extent such revenues have been attributed to the Secondary Account by the Managing General Partner pursuant to
Section 4.6(c).

          (b) All Partnership revenues attributable to interest or other earnings resulting from the investment of the Partnership's funds, to the extent such revenues have been attributed to the Secondary Account by the Managing General Partner pursuant to Section 4.6(d).

          (c) All other Partnership revenues attributable to land and forest management, ownership and operation of the Timber Interests or other assets or properties of the Partnership during the Initial Term attributed to the Secondary Account by the Managing General Partner pursuant to Section 4.6(e).

          (d) All Partnership revenues attributable to minerals or mineral interests owned or acquired by the Partnership pursuant to Section 16.2 shall be attributed to the Secondary Account.

All Partnership revenues will be attributed to the Secondary Account following the expiration of the Initial Term.

     4.5  Allocation of Costs and Revenues.

     For purposes of the sharing of costs and revenues attributed to an Accounting Unit, the accrual of such costs and revenues shall be determined on a monthly or other reasonable basis and allocated among the Original Partners holding Units at the close of business on the last day of each such month (or other reasonable period) taking into account each such Partner's Percentage Interest in the Partnership on such day, in a manner consistent with the allocation method utilized by the Managing General Partner pursuant to Sections 5.2(h) and (i).

     4.6  Classification of Certain Costs and Revenues.

     Certain Partnership costs and revenues must be allocated between the Primary Account and the Secondary Account in determining the classification of such costs and revenues during the Initial Term. The Managing General Partner, in its sole discretion, will be responsible for making such allocation of costs and revenues in accordance with general timber industry practices and the following principles:

          (a) Partnership costs and expenses attributable to (i) the Partnership's sale or other disposition of Timber Interests or to (ii) the acquisition of Timber Interests during the Initial Term shall be allocated and charged to the Primary Account in that amount arrived at by multiplying the Primary Account Factor times the total amount of such costs and expenses. Such costs and expenses shall be allocated and charged to the Secondary Account in that amount arrived at by multiplying the Secondary Account Factor times the total amount of such costs and expenses.

          (b) Partnership costs and expenses attributable to the supervision, operation, management and treatment of the Partnership's Timber Interests or to General and Administrative Overhead shall be allocated between the Primary Account and the Secondary Account as determined by the Managing General Partner on a reasonable basis. Initially, the Managing General Partner intends to allocate annually an amount of such costs of the Partnership to the Primary Account equal to 15% of the annual revenues credited to the Primary Account and to allocate the balance of such costs to the Secondary Account; provided, however, that the Managing General Partner may in the exercise of its reasonable judgment, change or modify the method of such allocation or adjust such percentage if the cost allocation between the Primary Account and the Secondary Account is determined not to be representative of the respective benefits derived from such costs by the Primary Account and the Secondary Account.

          (c) Partnership revenues realized upon the sale or other disposition of Timber Interests during the Initial Term shall be allocated and credited to the Primary Account in that amount arrived at by multiplying the Primary Account Factor times the total amount of such revenues. Such revenues shall be allocated and credited to the Secondary Account in that amount arrived at by multiplying the Secondary Account Factor times the total amount of such revenues.

          (d) Partnership revenues attributable to interest or other earnings resulting from the investment of the Partnership's funds during the Initial Term shall be allocated between the Primary Account and the Secondary Account by the Managing General Partner using whatever method of allocation it deems reasonable, taking into account the source of such Partnership funds.

          (e) Partnership revenues not otherwise classified hereinabove that are attributable to the land and forest management, ownership and operation of the Timber Interests or other assets or properties of the Partnership shall be allocated between the Primary Account and the Secondary Account by the Managing General Partner using whatever method of allocation it deems reasonable.

          (f) Notwithstanding any other provision of this Agreement to the contrary, any Partnership revenues, costs, or expenses that are attributable to an Identified Property or a source of Specified General Revenue and are allocable to Special Limited Partners shall not be attributed to the Primary Account or the Secondary Account.

     4.7  Financing of Costs and Distributions.

          (a) During the Initial Term, the Managing General Partner, may, in its sole discretion, utilize Capital Contributions or revenues attributed or credited to an Accounting Unit (a) to finance costs and expenses charged to such Accounting Unit or (b) subject to the terms of Section 4.11(c), to finance distributions to be made to Original Partners with respect to such Accounting Unit. In addition, the Managing General Partner may incur borrowings (in accordance with Sections 4.11(b) and 6.1) on behalf of the Partnership to finance such costs and expenses charged to, or distributions made with respect to, such Accounting Unit. Subject to Section 4.11(c) if any borrowings are so incurred to pay costs or to make distributions to Original Partners with respect to an Accounting Unit, the Managing General Partner must thereafter utilize revenues or Capital Contributions that have been attributed to such Accounting Unit (pursuant to Article III or the provisions hereof) to repay such borrowings (including interest), or any other indebtedness incurred to refinance such borrowing, and shall not utilize revenues or Capital Contributions that have been attributed to the other Accounting Unit (pursuant to Article III or the provisions hereof) as a means of effecting such repayment.

     Notwithstanding the foregoing paragraph, borrowings incurred by the Partnership that are repayable from revenues or Capital Contributions attributed to the Secondary Account neither shall mature nor shall principal or accrued interest thereon be due and payable during the Initial Term, except that any such loan may provide for mandatory prepayment in the event that revenues from a Bulk Sale or other disposition of Timber Interests are attributed to the Secondary Account, provided that no such prepayment shall be in excess of revenues so attributed to the Secondary Account that are determined by the Managing General Partner, in its sole discretion, not to be required to fund costs and expenses charged to the Secondary Account or otherwise necessary for the Partnership's operations. Nothing contained in this Section 4.7 shall prevent the Managing General Partner from causing the Partnership to incur borrowings or create other obligations which would permit creditors or other third parties to have full recourse against all assets of the Partnership in satisfying such borrowings or other obligations.


          (b) If during the course of the Initial Term, the Partnership engages in a transaction which entails a like-kind exchange of property and the application of the Primary Account Factor and the Secondary Account Factor with respect to the acquired property results in the attribution to one Accounting Unit of an interest in the acquired property which is less than the interest in the exchanged property previously attributed to such Accounting Unit, such Accounting Unit shall receive a transfer of cash attributed to the other Accounting Unit as reimbursement for any resulting decrease in value.

     4.8  Affiliated Corporations and Partnerships.

          (a) Solely for purposes of the application of this Article IV, the Partnership's proportionate share of the underlying revenues and costs of an Affiliated Partnership (such "proportionate share" to be determined by the Managing General Partner based upon the provisions of the Affiliated Partnership Agreement) shall be attributed between the Accounting Units, and correspondingly credited or charged to the Original Partners, as if the Partnership's proportionate share of the assets of such Affiliated Partnership (as determined in the manner provided hereinabove) had been owned directly by the Partnership.

          (b) In the event the Partnership conducts operations through Affiliated Corporations, the Managing General Partner shall attribute between the Accounting Units the ownership of the stock in such Affiliated Corporations, contributions made to such Affiliated Corporations and distributions received from such Affiliated Corporations on a reasonable basis that reflects the manner in which the Partnership would have attributed the underlying assets, charged the underlying costs and credited the underlying revenues between such Accounting Units had such assets been owned directly by the Partnership and had such attribution been made in accordance with the provisions of Article III and this Article IV.

     4.9  Closing of the Primary Account.

          (a) Immediately prior to the distribution of any Partnership property in liquidation of the Partnership pursuant to Sections 13.3 and 13.4 during the Initial Term, once all adjustments to the Capital Accounts and the Carrying Values of the properties have been made pursuant to Section 3.5(d), the Primary Account shall be combined with the Secondary Account into a single Accounting Unit.

          (b) In the event the Partnership is not liquidated during the Initial Term, following the expiration of the Initial Term the Managing General Partner shall repay any Partnership borrowings attributed to the Primary Account (or reserve cash for the repayment thereof) and make any distributions required by
Section 4.10(a)(ii)(A) (to the extent possible utilizing cash attributed to the Primary Account to fund any such repayment or distribution). Immediately thereafter, the Primary Account shall be closed.

     4.10 Current Distributions.


          (a) Distributions to Original Partners. Unless otherwise provided herein, the Managing General Partner may make such cash distributions to the Original Partners as it in its sole discretion may determine, without being limited to current or accumulated income or gains, from any Partnership funds, including, but not limited to, borrowed funds, but excluding funds distributable in accordance with Section 4.10(b). In its sole discretion, the Managing General Partner may also distribute to the Original Partners other Partnership property. Such distributions shall be made in accordance with the following general principles:

               (i) During the Initial Term, the Managing General Partner shall review the Partnership's Primary Account and Secondary Account to determine whether distributions are appropriate, taking into account the costs and revenues which are charged and credited during the preceding calendar quarter to each such Accounting Unit pursuant to the provisions hereof and any repayment obligations relating to indebtedness previously incurred with respect to each such Accounting Unit. All such distributions shall be made concurrently to all Original Partners in accordance with (A) as to distributions with respect to the Primary Account, the Original Partners' respective Primary Account Percentage Interests and (B) as to distributions with respect to the Secondary Account, the Original Partners' respective Secondary Account Percentage Interests.

               (ii) Following the expiration of the Initial Term:

               (A) With respect to the Primary Account, the Managing General Partner shall repay all Partnership borrowings attributed to the Primary Account (or reserve cash for the repayment thereof), to the extent possible utilizing cash attributed to the Primary Account. All remaining cash attributed to the Primary Account shall be distributed concurrently to all Original Partners in accordance with their respective Primary Account Percentage Interests.

               (B) With respect to the Secondary Account, the Managing General Partner, based upon the principles set forth hereinabove, may continue to make distributions concurrently to all Original Partners in accordance with their respective Secondary Account Percentage Interests.

          (b) Distributions to Special Limited Partners. (i) Except as otherwise provided in this Agreement, within 18 days after the end of each calendar quarter in respect of which Class C Units of any series are outstanding (other than the calendar quarter in which such series of Class C Units is issued), the Managing General Partner shall make cash distributions to each Special

Limited Partner of record as of the last day of the calendar quarter in respect of which such distribution is to be made in the following amounts for each such calendar quarter:

               (A) for each series of Class C Units held by such Special Limited Partner, the Special Limited Partner's Identified Property Percentage Interest of the Distributable Cash from the Identified Property with respect to such series of Class C Units for such calendar quarter;

               (B) for each source of Specified General Revenue, such Special Limited Partner's Specified General Revenue Percentage Interest, if any, of the Distributable Cash from such Specified General Revenue for such calendar quarter; and

               (C) the amount, if any, of such Special Limited Partner's Unpaid Distribution Shortfall Preferred Return;

provided that the cash otherwise distributable to a Special Limited Partner pursuant to this Section 4.10(b)(i) shall be reduced by the outstanding principal amount of, and any interest expense that has been incurred by the Partnership with respect to, any Partner Loan with respect to which such Special Limited Partner is the Defaulting Partnership to the extent that such principal and interest have not been previously charged against cash otherwise distributable to such Special Limited Partner;

               (ii) Notwithstanding Section 4.10(b)(i), the Managing General Partner may, in its sole discretion, determine that all or any part of the cash distributable to the Special Limited Partners pursuant to Section 4.10(b)(i) for any calendar quarter shall not be distributed to the Special Limited Partners; provided that (A) any cash that is not so distributed to one or more Special Limited Partners may at any time thereafter be distributed to such Special Limited Partners, and (B) so long as any Distribution Shortfall exists, the Partnership shall not make any distributions to the Original Partners pursuant to Section 4.10(a). For purposes of the preceding sentence, a "Distribution Shortfall" shall be deemed to exist if the sum of the aggregate amount of cash distributable to the Special Limited Partners pursuant to Section 4.10(b)(i)(A) and (B) for all preceding calendar quarters and the aggregate Unpaid Distribution Shortfall Preferred Returns of the Special Limited Partners exceeds the aggregate amount of cash that has actually been distributed to the Special Limited Partners up to that point in time.

          (c) Payments Pursuant to Section 6.4. Any amounts paid pursuant to
Section 6.4 shall not be deemed to be distributions for purposes of this Agreement.

     4.11 Inter-Account and Related Party Loans.

          (a) To the extent cash attributed to the Primary Account is not required to fund costs and expenses charged to the Primary Account, the Managing General Partner may loan such funds to IP, provided that (i) such loans may not have a maturity in excess of two years, (ii) such loans shall bear interest at a rate not less than the rate that IP would be charged on a comparable loan by an unaffiliated third party creditor, and (iii) such loans shall be made on other terms and conditions as the Managing General Partner may determine to be necessary or appropriate. Except as specified in this Section 4.11(a), the Partnership shall not loan or advance funds from the Primary Account to IP, IPFR or any of their respective Affiliates.


          (b) The Partnership may borrow funds from IP or any of its Affiliates at any time and from time to time during the term of the Partnership for the purposes specified in Section 4.7(a), provided, that (i) the Partnership shall not be obligated to pay interest with respect to any such loan or loans in excess of the rate that the Partnership would be charged on a comparable loan from unrelated third party creditors and (ii) repayment of each such loan shall be made by the Partnership in accordance with the terms of this Section 4.11 and
Section 4.7.

          (c) The Managing General Partner shall not permit funds contributed to the Partnership and attributed to the Primary Account pursuant to Article III hereof, or revenues of the Partnership attributed to the Primary Account pursuant to Section 4.3 hereof, to be loaned, advanced or otherwise used for the benefit of the Secondary Account or to pay any charges or costs attributable to the Secondary Account, unless the Managing General Partner, in its sole discretion, has reasonably determined that the failure to loan or advance funds or revenues attributed to the Primary Account to or for the benefit of the Secondary Account will result in a levy or attachment of assets attributed to the Primary Account.

                                   ARTICLE V
                         Federal Income Tax Allocations

     5.1  Capital Account Allocations.

     For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, each item of income, gain, loss and deduction (computed in accordance with Section 3.5(b)) shall be allocated among the Partners in the following manner:

          (a) Except as otherwise provided in this Section 5.1, all such items of income, gain, loss and deduction attributable to or arising from revenues and costs of the Partnership (or an Affiliated Partnership) attributed to the Primary Account pursuant to Sections 4.1 and 4.3 shall be allocated to the Managing General Partner, the Special General Partner, the Original Limited Partner, in its capacity as the Class A Limited Partner, and the Original

     Limited Partner, in its capacity as the Class B Limited Partner, in accordance with their respective Primary Account Percentage Interests.

          (b) Except as otherwise provided in this Section 5.1, all such items of income, gain, loss and deduction attributable to or arising from revenues and costs of the Partnership (or an Affiliated Partnership) attributed to the Secondary Account pursuant to Sections 4.2 and 4.4 shall be allocated to the Managing General Partner, the Special General Partner, the Original Limited Partner, in its capacity as the Class A Limited Partner, and the Original Limited Partner, in its capacity as the Class B Limited Partner, in accordance with their respective Secondary Account Percentage Interests.

          (c) Except as otherwise provided in this Agreement, all such items of income, gain, loss and deduction attributable to, arising from, or allocable to Identified Property or Specified General Revenue shall be allocated as follows:

               (i) In the case of each Identified Property, such items shall be allocated among the Original Partners and the Special Limited Partners in proportion to their Identified Property Percentage Interests with respect to the series of Class C Units issued with respect to such Identified Property and any amount allocated to the Original Partners shall then be allocated among the Original Partners in accordance with
          Section 5.1(a) and (b); and

               (ii) In the case of each source of Specified General Revenue, each Special Limited Partner shall be allocated items attributable to such source of Specified General Revenue equal to the amount determined by multiplying such Special Limited Partner's Specified General Revenue Percentage Interest with respect to such Specified General Revenue by the amount of such Specified General Revenue and the remainder of such items shall be allocated among the Original Partners in accordance with Section 5.1(a) and (b).

          (d) To the extent of the net income otherwise allocable to the Original Partners by the Partnership for any taxable year, the Special Limited Partners shall be allocated items of income and gain (other than items allocable to the Special Limited Partners under Section 5.1(c)) until the aggregate amount allocated to each Special Limited Partner for the current and all prior taxable years pursuant to this Section 5.1(d) equals such Special Limited Partner's Aggregate Distribution Shortfall Preferred Return. Any interest expense incurred by the Partnership that is attributable to a Partner Loan shall be allocated to the Special Limited Partner that is the Defaulting Partner with respect to such Partner Loan.

          (e) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6),
     items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 5.1(e) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

          (f) If there is a net decrease in Partnership minimum gain during a Partnership taxable year, all Partners with a deficit Capital Account balance at the end of such year, computed as described in Treasury Regulation Section 1.704-1(b)(4)(iv)(e), shall be allocated, before any other allocation of Partnership items for such taxable year is made under
     Section 704(b) of the Code, items of income and gain for such year (and, if necessary, subsequent years) in the amount and in the proportions sufficient to eliminate such deficits as quickly as possible. For purposes of this Section 5.1(f), "minimum gain" shall be determined in accordance with Treasury Regulation Section 1.704-1(b)(4)(iv). This Section 5.1(f) is intended to constitute a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-1(b)(4)(iv)(e).

     5.2  Tax Allocations.

          (a) For Federal income tax purposes, except as otherwise provided in
Section 5.2(b), each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in the following manner:

               (i) Except as otherwise provided in this Section 5.2(a), all such items of income, gain, loss, deduction and credit attributable to or arising from revenues and costs of the Partnership (or an Affiliated Partnership) attributed to the Primary Account pursuant to Sections 4.1 and
     4.3 shall be allocated to the Managing General Partner, the Special General Partner, the Original Limited Partner, in its capacity as the Class A Limited Partner, and the Original Limited Partner, in its capacity as the Class B Limited Partner, in accordance with their respective Primary Account Percentage Interests.

               (ii) Except as otherwise provided in this Section 5.2(a), all such items of income, gain, loss, deduction and credit attributable to or arising from revenues and costs of the Partnership (or an Affiliated Partnership) attributed to the Secondary Account pursuant to Sections 4.2 and 4.4 shall be allocated to the Managing General Partner, the Special General Partner, the Original Limited Partner, in its capacity as the Class A Limited Partner, and the Original Limited Partner, in its capacity as the Class B Limited Partner, in accordance with their respective Secondary Account Percentage Interests.

               (iii) Except as otherwise provided in this Agreement, all such items of income, gain, loss and deduction attributable to, arising from, or allocable to any Identified Property or Specified General Revenue shall be allocated as follows:

               (A) In the case of each Identified Property, such items shall be allocated among the Original Partners and the Special Limited Partners in proportion to their Identified Property Percentage Interests with respect to the series of Class C Units issued with respect to which such Identified Property relates and any amount allocated to the Original Partners shall then be allocated among the Original Partners in accordance with Section 5.2(a)(i) and (ii); and

               (B) In the case of each source of Specified General Revenue, each Special Limited Partner shall be allocated items attributable to such source of Specified General Revenue equal to the amount determined by multiplying such Special Limited Partner's Specified General Revenue Percentage Interest with respect to such Specified General Revenue by the amount of such Specified General Revenue and the remainder of such items shall be allocated among the Original Partners in accordance with Section 5.2(a)(i) and (ii).


               (iv) To the extent of the net income otherwise allocable to the Original Partners by the Partnership for any taxable year, the Special Limited Partners shall be allocated items of income and gain (other than items allocable to the Special Limited Partners under Section 5.2(a)(iii)) until the aggregate amount allocated to each Special Limited Partner for the current and all prior taxable years pursuant to this Section 5.2(a)(iv) equals such Special Limited Partner's Aggregate Distribution Shortfall Preferred Return. Any interest expense incurred by the Partnership that is attributable to a Partner Loan shall be allocated to the Special Limited Partner that is the Defaulting Partner with respect to such Partner Loan.

          (b) In the case of any Contributed Property or Adjusted Property, items of income, gain, loss, depletion, depreciation and cost recovery deductions attributable to such property shall be allocated for Federal income tax purposes to the Partners as follows:

               (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Original Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution. (B) Except as otherwise provided in Sections 5.2(k) and 5.2(l), any items of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the manner such items would have otherwise been allocated pursuant to Section 5.2(a).

               (ii) (A) In the case of an Adjusted Property, such items attributable thereto shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 3.5(d)(i), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A). (B) Except as otherwise provided in Sections 5.2(k) and 5.2(l), any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the manner such items would have otherwise been allocated pursuant to Section 5.2(a).

               (iii) Except as otherwise provided in Section 5.2(b)(iv), or 5.2(k) and 5.2(l), all other items of income, gain, loss and deduction shall be allocated among the Partners in the manner such items would have otherwise been allocated pursuant to Section 5.2(a).

               (iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the Managing General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the ceiling limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A); provided that such allocation would not have a material adverse effect on the Limited Partners. This provision shall be applied separately with respect to all items of income, gain, loss or deduction attributed to an Accounting Unit in eliminating the Book-Tax Disparities in any Contributed Property or Adjusted Property attributed to that Accounting Unit.

          (c) It is intended that the allocations in paragraphs (b)(i)(A) and
(b)(ii)(B) hereof effect an allocation for Federal income tax purposes pursuant to Section 704(c) of the Code and the Treasury regulations promulgated thereunder and comply with any limitations or restrictions therein. The allocations in paragraph (b) hereof are designed to eliminate, to the extent possible, disparities that otherwise exist between the balances of the Partners' Capital Accounts, as maintained pursuant to Section 3.5, and such balances had such Capital Accounts been maintained strictly in accordance with tax accounting principles. The Managing General Partner shall have discretion to make the allocations and adjustments to Capital Accounts in any reasonable manner consistent with the intentions of the Partners as reflected in the provisions of this Agreement and permitted or required by Section 704 of the Code or by final Treasury regulations promulgated thereunder.

     5.3  Other Rules.

     The following rules shall apply for purposes of this Article V:

          (a) For purposes of determining the amounts of income, gain or loss to be allocated pursuant hereto upon the harvesting, sale or other disposition of Standing Timber (whether recognized in a Bulk Sale, a Section 631(b) Sale or a
Section 631(a) Cut) or Timberlands, it will be necessary to allocate between the Primary Account and the Secondary Account (i) upon the acquisition of such Standing Timber or such Timberland, the adjusted tax basis thereof and (ii) upon the sale of such Standing Timber or Timberland, the "amount realized" (for purposes of Section 1001 of the Code) therefrom. The Managing General Partner, in its sole discretion, shall make such allocations of adjusted tax basis (as of the time such property is acquired by the Partnership) and of amount realized (as of the time such property is harvested, sold or otherwise disposed of) utilizing the Primary Account Factor and the Secondary Account Factor, based upon such assumptions and made in such manner as it deems reasonable and appropriate.

          (b) In the case of an involuntary conversion of property under Section 1033 of the Code, or a like-kind exchange under Section 1031 of the Code, all or part of the gain ultimately recognized upon the disposition of the acquired property may include Transferred Gain. To the extent any such Transferred Gain is recognized during the Initial Term, it shall be attributed to the Accounting Unit to which such gain would have otherwise been attributed had such gain been recognized upon such involuntary conversion or like-kind exchange and, thereafter, allocated in accordance with the provisions of this Section 5.2.

          (c) All items of income, gain, loss, deduction and credit (or basis therefor) recognized by the Partnership for Federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary to take into account those adjustments authorized under Sections 734 and 743 of the Code and, where appropriate, to provide only Partners recognizing gain on Partnership distributions covered by Section 734 with the Federal income tax benefits attributable to the increased basis in Partnership property resulting from any election under Section 754 of the Code.

          (d) To the extent of any Recapture Income resulting from the sale or other taxable disposition of a Partnership asset, the amount of any gain from such disposition allocated to a Partner (or its successor in interest) for Federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

          (e) In the event of the transfer of a Partnership Interest during a year, each item of Partnership income, gain, loss, deduction and credit attributable to the transferred interest shall, for Federal income tax purposes, be determined on a monthly or other reasonable basis and allocated to the owner of such Partnership Interest at the end of business on the last day of the month or other reasonable period (or allocated between the transferor and transferee on any other reasonable basis required or permitted by Section 706 of the Code and regulations or rulings promulgated thereunder); provided, however, that gains and losses from Section 631(b) transactions (and certain other miscellaneous items) will be determined on an annual basis and prorated on a monthly basis among the Partners owning Partnership Interests as of the close of business on the last business day of the month. The Managing General Partner may revise, alter or otherwise modify such method of allocation as it determines necessary, to the extent permitted by Section 706 of the Code and regulations or rulings promulgated thereunder.

          (f) If the Percentage Interest of a Limited Partner is changed during a year for any reason other than the transfer of a Partnership Interest to another Person, each item of Partnership income, gain, loss, deduction and credit shall, for Federal income tax purposes, be determined on a monthly or other reasonable basis and allocated among the Partners, taking into account each such Partner's Percentage Interest in the Partnership on the last day of each such month (or other reasonable period) as required or permitted by Section 706 of the Code. Such allocation method may be revised, altered or otherwise modified in a manner consistent with any revision, alteration or modification of the allocation method set forth in paragraph (e) hereof.

          (g) Solely for purposes of the interpretation and application of this
Article V, the Partnership shall be treated as owning directly its proportionate share of all property owned by an Affiliated Partnership (as determined by the Managing General Partner based upon the provisions of the Affiliated Partnership Agreement).

          (h) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d),

items of income and gain shall be specially allocated to such Partner in an amount and manner consistent with the allocations of income and gain pursuant to
Section 5.1(e).

          (i) If any Partner's Capital Account has a deficit balance as described in Section 5.1(f), items of income and gain shall be allocated to such Partner in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.1(f).

                                   ARTICLE VI
                      Management and Operation of Business

     6.1  Management.

     The Managing General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all powers to manage the business and affairs of the Partnership shall be exclusively vested in the Managing General Partner, and neither the Special General Partner nor any Limited Partner shall have any power to control or manage the business and affairs of the Partnership. The Managing General Partner shall file or cause to be filed in the office of the Secretary of State of Texas, and in the appropriate governmental offices of any other states in which the Partnership may elect to do business, such certificates and documents, including amendments or restatements of the Certificate of Limited Partnership, as may be necessary or appropriate for the operation and qualification, including the continuation thereof, of the Partnership.

     The Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership, including, without limitation, (a) the determination of activities within the scope of the purpose of the Partnership in which the Partnership will participate; (b) the making of any expenditures, the borrowing of money and the incurring of any obligations it deems necessary or desirable for the conduct of the activities of the Partnership; (c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (subject to the prior approval of the Limited Partners as may be required under Section 16.1); (d) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of the conduct of the activities of the Partnership and the repayment of obligations of the Partnership; (e) the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership operations or the implementation of its powers under this Agreement; (f) the distribution of Partnership cash and property; (g) the selection and dismissal of employees and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (h) the maintenance of such insurance for the benefit of the Partnership and the Original Partners as it deems necessary; (i) the formation and operation of any further limited or general partnerships, joint ventures or other relationships that it deems desirable within the scope of the purpose of the Partnership and the contribution to such partnerships, joint ventures or other entities of assets of the Partnership, and the loan of Partnership funds to such partnerships, joint ventures or other entities, provided that such loans are made in connection with the conduct of the business of the Partnership; (j) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and other incurring of legal expense and the settlement of claims and litigation; and (k) the purchase, sale or other acquisition or disposition of Units and depositary units representing Units at such times and on such terms as it deems to be in the best interests of the Partnership and the Original Partners.

     6.2  Organizational Certificate.

     The Partnership has filed the Certificate of Limited Partnership with the Secretary of State of the State of Texas as required by the Texas Act and the Managing General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in Texas and any other state in which the Partnership may elect to do business. The Managing General Partner may file any necessary amendments to the Certificate of Limited Partnership and do all things requisite to the maintenance of the Partnership as a limited partnership under the laws of Texas and any other state in which the Partnership may elect to do business.

     6.3  Reliance by Third Parties and Effect on Limited Partners.

     Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership, or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the Managing General Partner as to the extent of the interest in the assets of the Partnership that the Managing General Partner is entitled to encumber, sell or otherwise use, and any such lender, purchaser or other Person shall be entitled to rely exclusively on the representation of the Managing General Partner as to its authority to enter into such financing or sale arrangement and shall be entitled to deal with the Managing General Partner as if it were the sole party in interest therein, both legally and beneficially. The Limited Partners hereby agree to be bound by any representations made by the Managing General Partner acting in good faith; and the Limited Partners hereby waive any and all defenses and other remedies which may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the Managing General Partner in connection with any such sale or financing.

     6.4  Compensation and Reimbursement of the General Partners.

          (a) The General Partners shall not be compensated for their services as the General Partners to the Partnership.

          (b) Each of the General Partners shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization of the Partnership and the qualification to do business of the Partnership and the General Partners.

          (c) Each of the General Partners shall be reimbursed on a monthly basis for all direct and indirect costs it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services to the Partnership) and for that portion of such General Partner's General and Administrative Overhead and other incidental expenses necessary to the conduct of the Partnership's business (including, without limitation, expenses allocated to a General Partner by its affiliates) and which are allocated to the Partnership, in addition to any reimbursement as a result of indemnification pursuant to Section 6.9. The Managing General Partner shall determine such fees and expenses which are allocated to the Partnership in any reasonable manner and shall allocate such fees and expenses to the Primary Account and Secondary Account in accordance with Article IV.

     6.5  Outside Activities.

          (a) The Managing General Partner shall not acquire any assets (other than its general partner interests in the Original Limited Partner and in WCFR and depositary units or units of the Original Limited Partner and WCFR) or enter into or conduct any business or activity except (i) in connection with the performance by it of the terms of this Agreement, the IPT Partnership Agreement or the WCFR Partnership Agreement or incidental to its status as a Partner in this

Partnership, the Original Limited Partner or WCFR or incidental to the acquisition, ownership or disposition of the Units, IPT Units and WCFR Units and
(ii) activities related to the non-domestic Timber Interests of either General Partner.

          (b) The Special General Partner, any Affiliate thereof (other than the Managing General Partner) and any director, officer, partner or employee of either General Partner or any Affiliate of a General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, may engage in the ownership, operation and management of Timber Interests, and any other businesses and activities, including business interests and activities in direct competition with the Partnership and the Limited Partners, for their own account and for the account of others, and may own interests in the same, contiguous and adjacent properties as those in which the Partnership or the Limited Partners own an interest, without having or incurring any obligation to offer any interest in such properties, businesses or activities to the Partnership, the Limited Partners or any Partner, and except as specified in paragraph (a) above, no other provision of this Agreement shall be deemed to prohibit the General Partner or any such Persons from conducting such other business and activities. Neither the Partnership, the Limited Partners nor any of the Partners shall have any rights by virtue of this Agreement or the Partnership relationship created hereby in any business ventures of the Special General Partner, any affiliate of a General Partner or any director, officer, partner or employee of either General Partner or an affiliate of a General Partner.

          (c) Each of the Partners hereby approves, ratifies and confirms the execution, delivery and performance of the Original Contribution Agreement and the New Contribution Agreement and agrees that the Managing General Partner is authorized to execute, deliver and perform any other agreements, acts, transactions and matters in connection therewith on behalf of the Partnership without any further act, approval or vote of the Partners or the Partnership, notwithstanding any other provision of this Agreement or the Partnership Agreement of the Original Limited Partner. The participation by the Managing General Partner in any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing General Partner of any duty that the Managing General Partner may owe the Partnership or the Limited Partners under this Agreement or under applicable law.

     6.6  Partnership Funds.

     The funds of the Partnership shall be deposited in such accounts as are designated by the Managing General Partner, including accounts maintained by or in the name of the Original Limited Partner. The Managing General Partner may, in its sole discretion, deposit funds of the Partnership in a central disbursing account maintained by or in the name of the Original Limited Partner in which funds of the Original Limited Partner and other Persons are also deposited, provided that at all times books of account are maintained which show the amount of funds of the Partnership on deposit in such account. All withdrawals from or charges against such accounts shall be made by the Managing General Partner or by its agents, which agents may be an Affiliate of the Managing

General Partner. Funds of the Partnership may be invested as determined by the Managing General Partner, except in connection with acts otherwise prohibited by this Agreement.

     6.7  Contracts with Affiliates; Joint Ventures.

          (a) The Managing General Partner may itself, or may enter into an agreement with the Special General Partner or an Affiliate of a General Partner to, render services to the Partnership. Any such service rendered to the Partnership by a General Partner or an Affiliate shall be on terms no less favorable than those that the Partnership could obtain from unaffiliated sources in the area rendering comparable services, except that the provisions of Section
6.4 shall apply to the rendering of services described in that Section.

          (b) The Partnership may transfer Timber Interests or other assets to joint ventures or other partnerships in which it is or thereby becomes a participant, upon such terms and subject to such conditions consistent with applicable law as the Managing General Partner deems appropriate.

     6.8  Loans to or from a General Partner and Others.

     A General Partner or any Affiliate of a General Partner may lend to the Partnership funds needed by the Partnership for such periods of time as the Managing General Partner may determine; provided, however, that (i) such General Partner or Affiliate may not charge the Partnership interest in excess of the rate (including points or other financing charges or fees) that would be charged the Partnership (without reference to the Managing General Partner's or Special General Partner's financial abilities or guaranties) by unrelated lenders on comparable loans for the same purpose and (ii) to the extent such loan is attributable to the Secondary Account, the principal amount of and accrued interest on such loan (or the portion thereof so attributable to the Secondary Account) shall not be due and payable until after the close of business on December 31, 1999, except that the Managing General Partner shall cause the Partnership to make a payment of principal and accrued interest on such loan (or portion thereof attributable to the Secondary Account) from the Secondary Account if the Managing General Partner determines that the net balance of unreserved and uncommitted funds then attributable to the Secondary Account are sufficient to permit a prepayment, in whole or in part, of any portion of the principal amount of or accrued interest on the loan attributable to the Secondary Account, which prepayment shall be in an amount equal to such unreserved and uncommitted funds. The Partnership shall reimburse a General Partner or its Affiliate, as the case may be, for any closing costs incurred by such General Partner or Affiliate in connection with the borrowing of funds obtained by such General Partner or Affiliate and loaned to the Partnership.

          (a) The Partnership may lend or contribute funds to the Original Limited Partner on terms and conditions established in the sole discretion of the Managing General Partner, provided that such loans or contributions are made in connection with the conduct of the business of the

Partnership. The foregoing authority shall be exercised by the Managing General Partner in its sole discretion and shall not create any right or benefit in favor of the Original Limited Partner or any other Person. The Partnership may lend funds to a General Partner or any Affiliate thereof, including the Original Limited Partner, as permitted in this Section 6.8(b); provided, however, that
(A) the Partnership may not lend funds to the Managing General Partner, Special General Partner or any of their respective Affiliates from the Primary Account, unless such loan is made in accordance with the terms of Section 4.11, and (B) the Partnership may not lend funds to the Managing General Partner or Special General Partner from the Secondary Account unless such funds consist of funds available in the Secondary Account after provision for working capital and such reserves as the Managing General Partner deems appropriate and such loan shall bear interest at the rate (including points or other financing charges) that the Partnership would be charged by unrelated lenders on comparable loans and shall be subject to prepayment on demand of the Managing General Partner.

          (b) Notwithstanding the provisions of Section 6.8(a), assumption of indebtedness by the Partnership pursuant to the Original Contribution Agreement is hereby ratified by all Partners.

     6.9  Indemnification of General Partners.

          (a)  For purposes of this Section 6.9:

               (i) "Expense" means reasonable expenses, including court costs and attorneys' fees.

               (ii) "Indemnitee" means (A) any General Partner and any present or former general partner of the Partnership, any Affiliate of any General Partner and present or former general partner of the Partnership, and any of their respective directors, officers or employees, (B) any Person who while serving in any of the capacities referred to in clause (A) hereof served at the Partnership's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited partnership, corporation, general partnership, joint venture, trust, employee benefit plan or other enterprise, and (C) any Person nominated or designated by (or pursuant to authority granted by) the Managing General Partner to serve in any of the capacities referred to in clauses (A) or (B) hereof.

               (iii) "Official Capacity" means the exercise of authority by or on behalf of a "general partner" (as defined in Section 11.01(4) of the Texas Act) under this Agreement or the Texas Act, other than service in any of the capacities specified in clauses (B) or (C) of Section 6.9(a)(ii).

               (iv) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

          (b) Indemnification. The Partnership shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and Expenses actually incurred by the Indemnitee in connection with any Proceeding in which the Indemnitee was, is, or is threatened to be made a named defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 6.9(a)(ii), if it is determined in accordance with Section 6.9(d) that the Indemnitee (i) acted in good faith,
(ii) reasonably believed, in the case of conduct in the Indemnitee's Official Capacity, that the conduct was in the Partnership's best interests and, in all other cases, that the conduct was at least not opposed to the Partnership's best interests, and (iii) in the case of any criminal Proceeding, had no reasonable cause to believe that the conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable on the basis that personal benefit was improperly received by the Indemnitee, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or the Indemnitee is found liable to the Partnership or any Limited Partner, the indemnification under this Section 6.9(b) (A) shall be limited to the extent of Expenses actually incurred by the Indemnitee in respect of the Proceeding and (B) shall not be made if the Indemnitee is found liable in the Proceeding for willful or intentional misconduct in the performance of the Indemnitee's duty to the Partnership or the Limited Partners. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not itself determinative that the Indemnitee did not meet the requirements set forth in the first sentence of this Section 6.9(b). A Person shall be considered to have been found liable in relation to any claim, issue or matter only if the Person has been adjudged liable by a court of competent jurisdiction and all appeals have been exhausted.

          (c) Successful Defense. Without limitation of Section 6.9(b) and in addition to the indemnification provided for in Section 6.9(b), the Partnership shall indemnify every Indemnitee against Expenses incurred by such Person in connection with any Proceeding in which he is a named defendant or respondent because the Person served in any of the capacities referred or in Section 6.9(a)(ii), if such Person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

          (d) Determinations. Any indemnification under Section 6.9(b) (unless ordered by a court of competent jurisdiction) shall be made by the Partnership only upon a determination that indemnification of the Indemnitee is proper under the circumstances because he has met the applicable standard of conduct. Such determination shall be made (i) by the Managing General Partner if it is not at the time named a defendant or respondent in the Proceeding, (ii) by a majority vote of a quorum consisting of the general partners of the Partnership who at the time were not named defendants or respondents in the Proceeding, (iii) by special legal counsel selected by a vote of general partners of the Partnership as provided by clause (ii) preceding or, if such a quorum cannot be obtained, by the Managing General Partner or (iv) by the Original Limited Partner. The determination as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible (except that if the determination that indemnification is permissible is made by special legal counsel, the authorization of indemnification and determination of reasonableness of expenses must be made in the manner by which special legal counsel could be selected). In the event that a determination is made under this
Section 6.9(d) that an Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

          (e) Advancement of Expenses. Expenses incurred by an Indemnitee who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Partnership at reasonable intervals in advance of the final disposition of such Proceeding, and without any of the determinations specified in Section 6.9(d), after receipt by the Partnership of
(i) a written affirmation by such Indemnitee of the Person's good faith belief that the Person has met the standard of conduct necessary for indemnification by the Partnership under this Section 6.9 and (ii) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Partnership if it shall ultimately be determined that the Person is not entitled to be indemnified by the Partnership as authorized in this Section 6.9. Such written undertaking described in clause (ii) above shall be an unlimited obligation of the Indemnitee but need not be secured, and it may be accepted without reference to financial ability to make repayment.

          (f) Reimbursement of Expenses as Witness. Notwithstanding any other provisions of this Section 6.9, the Partnership shall pay or reimburse all Expenses incurred by an Indemnitee in connection with the Person's appearance as a witness or other participation in a Proceeding involving or affecting the Partnership at a time when the Person is not named a defendant or respondent in the Proceeding.

          (g) Employee Benefit Plans. For purposes of this Section 6.9, the Partnership shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by the Person of the Person's duties to the Partnership also imposes duties on or otherwise involves services by the Person to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by the Person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnerships.

          (h) Other Indemnification and Insurance. The indemnification provided by this Section 6.9 shall (i) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Articles of Incorporation or By-laws of any General Partner or any Affiliate, any law, agreement or vote of the Limited Partners or otherwise, or any policy or policies of insurance purchased and maintained by the Partnership, any General Partner or any Affiliate on behalf of any Indemnitee, both as to action in the Person's

Official Capacity and as to action in any other capacity, (ii) continue as to a Person who has ceased to be in the capacity by reason of which the Person was an Indemnitee with respect to matters arising during the period the Person was in such capacity, (iii) inure to the benefit of the heirs, executors, administrators and successors of such a Person, and (iv) not be required if and to the extent that the Person otherwise entitled to payment of such amounts hereunder has actually received payment therefor under any insurance policy, contract or otherwise. The Partnership may purchase and maintain insurance on behalf of any or all Indemnitees, as the Managing General Partner shall determine, against any liability that may be asserted against, or cost that may be incurred by, any or all of them in connection with the Partnership's activities, regardless of whether the Partnership would have the power to Indemnify any or all of them against such liability under the provisions of this Agreement or the Texas Act.

          (i) Notice. Any Indemnification of or advance of Expenses to an Indemnitee in accordance with this Section 6.9 shall be reported promptly in writing to the Limited Partners and, in any case, within the six-month period immediately following the date of the indemnification.

          (j) Construction. The Indemnification provided by this Section 6.9 shall be subject to all valid and applicable laws, including without limitation,
Article 11 of the Texas Act, and, in the event this Section 6.9 or any of the provisions hereof or the indemnification contemplated hereby is found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Section 6.9 shall be regarded as modified accordingly and, as so modified, to continue in full force and effect.

          (k) Continuing Offer, Reliance, etc. The provisions of this Section 6.9: (i) are for the benefit of, and may be enforced by, each Indemnitee, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Partnership and the Indemnitee and (ii) constitute a continuing offer to all present and future Indemnitees. The Partnership (A) acknowledges and agrees that each present and future Indemnitee has relied upon and will continue to rely upon the provisions of this Section 6.9 in becoming and serving in the applicable capacity specified in Section 6.9(a)(ii), (B) waives reliance upon, and all notices of acceptance of, such provisions by each Indemnitee and
(C) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in the Person's right to enforce the provisions of this Section 6.9 in accordance with their terms by any act or failure to act on the part of the Partnership.

          (l) Effect of Amendment. No amendment, modification or repeal of this
Section 6.9 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          (m) Miscellaneous. (i) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement. Any indemnification pursuant to this Section 6.9 shall be made only out of the assets of the Partnership.

               (i) To the fullest extent permitted by law, an Indemnitee shall not be denied indemnification in whole or in part under this Section 6.9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               (ii) The provisions of this Section 6.9 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

     6.10 Liability of General Partners.

          (a) The General Partners shall be liable to the Partnership and the Limited Partners for willful or intentional misconduct, but neither a General Partner nor their respective partners or their stockholders, directors or officers shall be liable to the Partnership or the Limited Partners or to any owner of a Class A Unit, Class B Unit, or Class C Unit or any Assignee thereof, for errors in judgment or for any acts or omissions that do not constitute willful or intentional misconduct.

          (b) A General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and a General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

          (c) Any amendment, modification or repeal of this Section 6.10 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and Limited Partners of the

General Partners, their directors, officers and employees under this Section
6.10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.11 Other Matters Concerning the General Partners.

          (a) Each of the General Partners may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) Each of the General Partners may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and any opinion or advice of such Person as to matters which such General Partner believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by such General Partner hereunder in good faith and in accordance with such opinion or advice.

     6.12 Tax Basis and Value Determinations.

     To the extent that the Managing General Partner is required pursuant to the provisions of this Agreement to establish fair market values or allocate amounts realized, tax basis, Agreed Values or Net Agreed Values, the Managing General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to the Original Limited Partner and its limited partners, and, to the extent applicable, to the Special Limited Partners, taking into account all applicable laws, governmental regulations, rulings and decisions. The Managing General Partner may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision necessary. Furthermore, in connection with the exploration for or development or exploitation of the minerals and mineral interests underlying the Timberlands, ownership of which was retained by IP, the Managing General Partner shall determine the fair market value of any timber stumpage that is damaged in connection with any such activities in a fair and reasonable manner and shall charge IP such amount for those damages. The Managing General Partner is authorized, to the extent deemed appropriate or desirable by the Managing General Partner, to utilize the services of an independent appraiser in establishing such values or allocations and the Managing General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.

     6.13 Resolution of Conflicts of Interest.

          (a) Unless otherwise expressly provided in this Agreement or any other agreement contemplated herein, (i) whenever a conflict of interest exists or arises between a General Partner or any of its Affiliates, on the one hand, and the Partnership or a Limited Partner, on the other hand, or (ii) whenever this

Agreement or any other agreement contemplated herein provides that a General Partner shall act in a manner which is, or provide terms which are, fair and reasonable to the Partnership, the Operating Partnership or the Limited Partners, the General Partners shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by such General Partner, the resolution, action or terms so made, taken or provided by such General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Texas Act or any other applicable law, rule or regulation.

                                  ARTICLE VII
                   Rights and Obligations of Limited Partners

     7.1  Limitation of Liability.

     The Limited Partners shall have no liability under this Agreement except as provided by the Texas Act.

     7.2  Management of Business.

     The Limited Partners shall not take part in the operation, management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by an employee or agent of a General Partner in his capacity as such shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

                                  ARTICLE VIII
                     Books, Records, Accounting and Reports

     8.1  Records, Accounting and Reports.

     The Managing General Partner shall keep or cause to be kept complete and accurate books with respect to the Partnership's business, which books shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including books of account, and records of Partnership proceedings may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial reporting purposes on the accrual basis in accordance with generally accepted accounting principles.

     8.2  Fiscal Year.


     The fiscal year of the Partnership shall be the calendar year.

     8.3  Annual Reports.

          (a) As soon as practicable, but in no event later than 90 days after the close of each fiscal year, the Managing General Partner shall deliver to the Original Limited Partners reports, at its request, containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, statement of income, a statement of Partners' capital and a statement of changes in financial position, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

          (b) As soon as practicable, but in no event later than 90 days after the close of each fiscal year, the Managing General Partner shall deliver to each Special Limited Partner, who so requests, reports containing a statement of financial position and a statement of income of the Partnership relating to the Identified Property and the Specified General Revenue with respect to the series of Class C Units held by such Limited Partner.

          (c) As soon as practicable, but in no event later than 45 days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the Managing General Partner shall furnish to the Limited Partners a quarterly report for the calendar quarter containing such financial and other information as the Managing General Partner deems appropriate.

     8.4  Other Information.

     The Managing General Partner may release such information concerning the operations of the Partnership to such sources as is customary in the industry or required by law or regulation of any regulatory body. The Managing General Partner shall furnish the Limited Partners or their representatives, at its request, any further information required to be furnished under the Texas Act, in such form as they may reasonably request relative to any phase of the operations of the Partnership. The Limited Partners and their representatives shall have free access during normal business hours to all records required to be kept under the Texas Act relative to the operations of the Partnership. For the term of the Partnership and for a period of five years thereafter, the Managing General Partner shall maintain and preserve all books of account and other relevant documents.

                                   ARTICLE IX
                               Income Tax Matters

     9.1  Preparation of Tax Returns.

     The Managing General Partner shall arrange for the preparation and timely filing of all returns of the Partnership income, gains, deductions and losses necessary for Federal, state and local income tax purposes and will furnish to the Limited Partners within 90 days after the close of the taxable year the tax information reasonably required for Federal, state and local income tax reporting purposes. A copy of the Partnership's Federal income tax return will be furnished to each Limited Partner upon request. The classification, realization and recognition of income, gain, losses and deductions and other items, shall be on the cash or accrual method of accounting for Federal income tax purposes, as the Managing General Partner shall determine in its sole discretion. The taxable year of the Partnership shall be the calendar year.

     9.2  Tax Elections.

     Except as otherwise provided herein, the Managing General Partner shall, in its sole discretion, determine whether to make any available election (including the elections provided for in Sections 48(q)(4) and 168 of the Code). The Managing General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder to cause the basis of Partnership property to be adjusted for Federal income tax purposes as provided by Sections 734 and 743 of the Code, subject to the reservation of the right to seek to revoke any such election upon the Managing General Partner's determination that such revocation is in the best interests of the Limited Partners, provided that the Managing General Partner shall not seek to revoke any such election, unless it receives an Opinion of Counsel that such revocation would not result in the loss of the limited liability of the Limited Partners or cause the Partnership to be taxed as a corporation for Federal income tax purposes (unless the Partnership is already treated in all material respects as an association taxable as a corporation due to changes in Federal income tax laws).

     9.3  Tax Controversies.

     Subject to the provisions hereof, the Managing General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Limited Partners agree to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

     9.4  Organizational Expenses.

     The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

     9.5  Taxation as a Partnership.

     No election shall be made by the Partnership, the General Partners or the Limited Partners, (a) for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or

from any similar provisions of any state tax laws or (b) for the Partnership to be treated as an association taxable as a corporation for federal or state income tax purposes.

                                   ARTICLE X
                             Transfer of Interests
     10.1 Transfer.

          (a) The term "transfer", when used in this Article with respect to a Partnership Interest, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

          (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article shall be null and void.

     10.2 Transfer of Interest of General Partners.

     A General Partner may not transfer all or any part of its Partnership Interest as a General Partner, except that if a General Partner transfers to any Person its partnership interest as a general partner of the Original Limited Partner, such General Partner shall transfer its Partnership Interest as a General Partner of the Partnership to such Person. The Limited Partners hereby consent to any such transfer.

     10.3 Transfer of Interest of a Limited Partner.

     Except as otherwise provided in this Agreement (or an amendment hereto) with respect to any Special Limited Partner, no Limited Partner may transfer any part of its Partnership Interest as a Limited Partner except that a successor of a Limited Partner may succeed to its Partnership Interest as a Limited Partner in the Partnership.

                                   ARTICLE XI
                       Admission of Substituted Partners

     11.1 Admission of the Limited Partners.

     On the Commencement Date, the Initial Managing General Partner caused the Partnership to issue a Class A Certificate and a Class B Certificate in the name of the Initial Limited Partner, and the Initial Limited Partner was admitted to the Partnership. Following the admission of the Initial Limited Partner to the Partnership, the Initial Limited Partner transferred the Class A Certificate and the Class B Certificate to the Original Limited Partner, and the Original Limited Partner was admitted to the Partnership. In addition, the Special Limited Partners will be issued Special Limited Partner Interests, and each Person issued a Special Limited Partner Interest will be admitted to the Partnership as a Special Limited Partner in respect of the Special Limited Partner Interest issued to such Person.

     11.2 Admission of Successor and Substitute Limited Partners.


     The successor of the Partnership Interest of a Limited Partner and any Permitted Transferees of the Partnership Interest of a Special Limited Partner that has obtained the consent of the Managing General Partner for admission to the Partnership as a substitute Limited Partner shall be admitted to the Partnership as a substitute Limited Partner in respect of the Partnership Interest to which such Person succeeds (or which has been transferred to such Person) upon furnishing to the Managing General Partner (a) acceptance in form satisfactory to the Managing General Partner of all the terms and conditions of this Agreement and (b) such other documents or instruments as may be required in order to effect its admission as a substitute Limited Partner.

     11.3 Admission of Successor Managing General Partner.

     A successor Managing General Partner selected pursuant to Section 12.1 or the transferee of the entire Partnership Interest of the Managing General Partner pursuant to Section 10.2 shall be admitted to the Partnership as a substitute Managing General Partner.

     11.4 Admission of Successor Special General Partner.

     A successor Special General Partner selected pursuant to Section 12.2 or the transferee of the entire Partnership Interest of the Special General Partner pursuant to Section 10.2 shall be admitted to the Partnership as a Special General Partner upon furnishing to the Managing General Partner (a) acceptance in form satisfactory to the Managing General Partner of all the terms of this Agreement and (b) such other documents as the Managing General Partner shall require.

     11.5 Amendment of Agreement.

     For the admission to the Partnership of any General Partner, the Managing General Partner shall take all steps necessary and appropriate to prepare and record an amendment of this Agreement and the Certificate of Limited Partnership.

                                  ARTICLE XII
                 Withdrawal or Removal of the General Partners

     12.1  Withdrawal or Removal of the Managing General Partner.

     The Managing General Partner shall automatically withdraw from the Partnership or be removed as Managing General Partner if, and only if, it withdraws from, or is removed as the managing general partner of, the Original Limited Partner. Such withdrawal or removal shall be effective at the same time as is its withdrawal or removal as managing general partner of the Original Limited Partner. The Partners agree that the selection of a successor managing general partner of the Original Limited Partner shall constitute selection by each Partner of such successor as the successor Managing General Partner of the Partnership. If no successor Managing General Partner is selected, the Partnership shall be dissolved pursuant to Section 13.1.


     12.2 Withdrawal or Removal of Special General Partner.

     The Special General Partner shall automatically withdraw from the Partnership or be removed as Special General Partner if, and only if, it withdraws from, or is removed as special general partner of, the Original Limited Partner. Such withdrawal or removal shall be effective at the same time as is the Special General Partner's withdrawal or removal as special general partner of the Original Limited Partner. In such event, the successor Special General Partner shall be the same person, if any, as is the successor special general partner of the Original Limited Partner. The Partners agree that the selection of a successor special general partner of the Original Limited Partner shall constitute selection by each Partner of such successor as the successor Special General Partner of the Partnership. If, as provided in the IPT Partnership Agreement, a successor Special General Partner is not selected, the Managing General Partner shall have the rights, and be subject to the obligations, of a successor to the Special General Partner under Section 12.3.

     12.3 Interest of Departing Partner.

          (a) A Departing Partner departing as a result of withdrawal or removal pursuant to Section 13.1 or 13.2 of the IPT Partnership Agreement shall, at the option of its successor exercisable prior to the effective date of its departure, promptly receive in exchange for its Partnership Interest as General Partner from its successor an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as General Partner herein determined as of the effective date of its departure in the manner specified in the IPT Partnership Agreement. If the option is exercised, the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as General Partner under this Agreement and the Partnership income, gain, loss, deduction and credit shall be prorated and allocated as set forth in Section 5.2(h).

          (b) If the successor to the Departing Partner does not exercise the option described in subsection (a), the Departing Partner shall become a limited partner of this Partnership and its Partnership Interest as a General Partner shall be converted into Units of the Class or Classes then outstanding, without any reduction in such Interest by reason of such transaction (subject to proportionate dilution by reason of the admission of its successor). The number of Units (or fraction thereof) of each Class into which the Partnership Interest of such Departing Partner shall be converted shall be determined separately with respect to each Class of Units and, with respect to each such Class, shall be equal to the quotient of such Departing Partner's Percentage Interest (immediately before such departure) divided by the Percentage Interest of all limited partners (including the Limited Partner) in such Class (immediately before such departure). Immediately following such conversion of the Departing Partner's Partnership Interest, the Departing Partner shall contribute the Units so received to the capital of the Original Limited Partner in accordance with the terms of Section 13.3(b)(iii) of the IPT Partnership Agreement. This Agreement will be amended to reflect such change.


          (c) If the successor to a Departing Partner does not exercise the option described in subsection (a), the successor shall at the effective date of its admission to the Partnership contribute to the Partnership cash or property having a Net Agreed Value such that its Capital Account, after giving effect to such contribution, shall be equal to .99% in the case of a successor Managing General Partner, or .01% in the case of a successor Special General Partner, of the Capital Accounts of all Original Partners. In such event, such successor shall be entitled to .99% or .01%, as the case may be, of all Partnership allocations and distributions to the Original Partners.

                                  ARTICLE XIII
                          Dissolution and Liquidation

     13.1 Dissolution.

     The Partnership shall be dissolved upon:

          (a)  the expiration of its term as provided in Section 1.6;

          (b) notice of withdrawal, bankruptcy or dissolution of the Managing General Partner, or any other event that results in its ceasing to be the Managing General Partner;

          (c) an election to dissolve the Partnership given to the General Partner by the Original Limited Partner;

          (d) notice of withdrawal, bankruptcy or dissolution of the Special General Partner; provided, however, the Managing General Partner and the successor Special General Partner selected pursuant to Section 11.3 shall continue the operations and business of the Partnership in accordance with
Section 13.2 until the end of the term for which it was formed unless earlier dissolved in accordance with this Article;

          (e) any other event that, under the Texas Act, would cause its dissolution; or

          (f) dissolution of the Original Limited Partner, unless the Original Limited Partner is continued thereafter in accordance with the terms of the IPT Partnership Agreement.

     For purposes of this Section, bankruptcy of the Managing General Partner shall be deemed to have occurred when, and only when, (i) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) a final and nonappealable order for relief is entered against it under the Federal bankruptcy laws as now or hereafter in effect or (iii) it executes and delivers a general assignment for the benefit of its creditors.

     13.2 Continuation of the Partnership.

     Upon an event of dissolution described in Section 13.1(b) or (d), the Partnership may be reconstituted and its business continued if:


               (i) there remain one or more General Partners, and that General Partner or those General Partners determine(s) to carry on the business of the Partnership; or

               (ii) within 90 days after the occurrence of the event of dissolution, all remaining Partners agree in writing to continue the business of the Partnership and, to the extent that they desire or if there are no remaining General Partners, agree to the appointment, effective as of the date of withdrawal, of one or more new General Partners.

     13.3 Liquidation.

     Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 13.2, the Managing General Partner, or in the event the Managing General Partner has been dissolved or removed, become bankrupt as defined in Section 13.1 or withdrawn, a liquidator or liquidating committee selected by the Limited Partners shall be the Liquidator. The Liquidator (if other than the Managing General Partner) shall be entitled to receive such compensation for its services as may be approved by the Limited Partners. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the Managing General Partner) may be removed at any time, with or without cause, by written notice of removal signed by the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall, within 30 days thereafter, be selected by the Limited Partners. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitations on sale set forth in Section 15.1) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (a) the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in order of priority provided by law;

          (b) to the Partners, in proportion to and to the extent of the positive balances in their respective Capital Accounts; and

          (c) to the Partners in accordance with their respective percentage interests; provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

     13.4 Distribution in Kind.

     Notwithstanding the provisions of Section 13.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners) and may, in its sole discretion, distribute to the Partners or to a trust, if approved by the Partners, in lieu of cash, as covenants in common and in accordance with the provisions of Sections 13.3(c), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable and to any joint ownership agreements or other agreements governing the ownership of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     13.5 Return of Capital.

     The General Partners shall not be personally liable for the return of the Capital Contributions of the Limited Partners or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

     13.6 Waiver of Partition.

     Each Partner hereby waives any rights to partition of the Partnership property.

                                  ARTICLE XIV
                       Amendment of Partnership Agreement

     14.1 Amendments.

          (a) Amendments to this Agreement may be proposed by the Managing General Partner or by any of the Limited Partners. Any such amendment shall be proposed by submitting the proposed amendment in writing to the Managing General Partner and, to the extent the consent or approval of any class of Limited Partners of such amendment is required under this Agreement, to the Limited Partners of such class. Subject to Sections 14.1(b), (c) and (d), any such amendment shall become effective only upon the consent of each Limited Partner affected by such amendment.

          (b) Notwithstanding Section 14.1(a), amendments to this Agreement that
(i) do not adversely affect a Limited Partner in any material respect or (ii) are necessary or desirable to satisfy any requirement, condition or guideline contained in any opinion, directive, order, ruling or regulation of any Federal or state agency or contained in any Federal or state statute or that are necessary or desirable to facilitate the trading of IPT Units, or any class thereof (or depositary units representing IPT Units or any class thereof), or comply with any rule, regulation, guideline or requirement of any securities exchange on which IPT Units, or any class thereof (or depositary units representing IPT Units or any class thereof), are or will be listed for trading, compliance with any of which the Managing General Partner deems to be in the best interests of the Partners, or (iii) are required or contemplated by this Agreement, or (iv) are necessary to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is advisable in the opinion of the Managing General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes, may be made by the Managing General Partner without the consent of the Limited Partner, provided however that, in the case of clause (i) hereof, if a proposed amendment would adversely affect one Limited Partner in a material respect but not the other Limited Partner, then such former Limited Partner shall have the consent right referred to herein, and such latter Limited Partner shall not have the consent right referred to herein.

          (c) Notwithstanding Section 14.1(a), amendments to this Agreement that are necessary to conform this Agreement to any amendments made to the IPT Partnership Agreement may be made by the Managing General Partner without the consent of the Limited Partners.

          (d) Unless approved by all Partners, no amendment to this Agreement shall be permitted unless the Partnership has received an Opinion of Counsel that such amendment would not (i) result in the loss of limited liability of the Limited Partners under this Agreement or (ii) cause the Partnership to be treated in all material respects as an association taxable as a corporation for Federal income tax purposes (unless the Partnership is already treated in all material respects as an association taxable as a corporation due to changes in Federal income tax laws). In addition, no amendment that would increase the duties or liabilities of a General Partner, decrease the rights of a General Partner in its capacity as such or change a General Partner's Percentage Interest may be made without the consent of the Managing General Partner.

                                   ARTICLE XV
                                     Merger

     15.1 Authority. The Partnership may merge or consolidate with one or more limited partnerships formed under the laws of the State of Texas or another state of the United States of America pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.


     15.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior written consent of the General Partners. If the General Partners determine, in the exercise of their sole discretion, to consent to the merger or consolidation, the General Partners shall approve the Merger Agreement, which shall set forth:

          (a) The names and states of domicile of the limited partnerships proposing to merge or consolidate;

          (b) The name and state of domicile of the limited partnership into which they propose to merge or consolidate (hereafter designated as the "Surviving Limited Partnership");

          (c)  The terms and conditions of the proposed merger or consolidation;

          (d) The manner and basis of exchanging or converting the general and limited partnership interests of each merging limited partnership for, or into, cash, property, or general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership; and (i) if any general or limited partnership interests of either merging limited partnership are not to be exchanged or converted solely for, or into, cash, property, or general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership, the cash, property, or general or limited partnership interests, rights, securities or obligations of any limited partnership (other than the Surviving Limited Partnership), corporation, trust or other entity which the holders of such general or limited partnership interests are to receive in exchange for or upon conversion of, their general or limited partnership interests, and (ii) in the case of general or limited partnership interests represented by certificates, upon the surrender of such certificates, which cash, property, or general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership or any limited partnership (other than the Surviving Limited Partnership), corporation, trust or other entity, or evidences thereof, are to be delivered;

          (e) A statement of any changes in the certificate of limited partnership of the Surviving Limited Partnership to be effected by such merger or consolidation; and

          (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 15.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of the Merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

          (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or desirable.

     15.3 Approval by Limited Partner of Merger or Consolidation.

          (a) The Managing General Partner of the Partnership, upon approval of the Merger Agreement by both General Partners, shall direct that the Merger Agreement be submitted to a vote of the Limited Partners either at a meeting or by written consent, in either case in accordance with the requirements of
Article XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of meeting or the written consent.

          (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the Original Limited Partner and the holder(s) of majority of each series of Class C Units then outstanding, if any.

          (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to
Section 15.4, the merger or
consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     15.4 Certificate of Merger. Upon the required approval by the General Partners and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State in conformity with the requirements of the Texas Act.

     15.5 Effect of Merger. (a) Upon the effective date of the certificate of merger,

               (i) all of the rights, privileges, and powers of each partnership that has merged or consolidated, all property, real, personal and mixed, all debts due to any of those partnerships, and all other things and causes of action belonging to each of those partnerships are vested in the Surviving Partnership and after the merger or consolidation are the property of the Surviving Partnership to the extent they were of each constituent partnership;

               (ii) the title to any real property vested by deed or otherwise in any of those partnerships does not revert and is not in any way impaired because of the merger or consolidation;

               (iii) all rights of creditors and all liens on or security interests in property of any of those partnerships is preserved unimpaired; and

               (iv) all debts, liabilities, and duties of those partnerships attach to the Surviving Partnership, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

          (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                                  ARTICLE XVI
                                  Limitations


     16.1 Sale of Substantially All Assets.

     Except in connection with the termination of the Partnership pursuant to
Article XIII hereof, the Managing General Partner may not sell or exchange all or substantially all the assets of the Partnership without the consent of the Original Limited Partner and the holders of the outstanding Class C Units, if any. The foregoing limitation on the Managing General Partner's ability to sell or exchange all or substantially all the Partnership's assets shall not (i) affect the right of the Managing General Partner to encumber any or all of the assets of the Partnership for Partnership obligations and (ii) apply to any forced sale of any or all of the assets of the Partnership pursuant to foreclosure of, or other realization upon, any such encumbrance.

                                  ARTICLE XVII
                               Special Provisions

     17.1 Withdrawal of Acreage by the Original Limited Partner; Title to the Timberlands.

          (a) Whenever IP exercises its right to withdraw certain designated acreage pursuant to Section 18.2 of the IPT Partnership Agreement, the Original Limited Partner shall withdraw such designated acreage from the Partnership and may cause the Partnership to execute such deeds and other instruments as IP deems necessary or desirable to evidence the fact that the Partnership has no interest in any such acreage withdrawn by the Original Limited Partner from and after the date designated by IP pursuant to Section 18.2 of the IPT Partnership Agreement.

          (b) If the Original Limited Partner withdraws acreage pursuant hereto, the Managing General Partner, based upon whatever method it deems reasonable, shall allocate the Carrying Value of any such property among all other Contributed Properties attributed to the Accounting Unit to which such withdrawn property had been attributed. The Carrying Values of such other Contributed Properties shall be increased accordingly and the Carrying Value of any such withdrawn property shall be deemed, upon its withdrawal, to be zero. To the extent the withdrawn property consists of Original Timber Interests included in a separate timber account, the Managing General Partner may, in its discretions, elect to increase only the Carrying Value of the units of timber included in such separate timber account.

          (c) In the event the Carrying Values of Contributed Properties are increased in accordance with paragraph (b) hereof, the original Agreed Values of such properties shall be increased by an equal amount. To the extent the withdrawn property consists of Original Timber Interests included in a separate timber account, the tax basis of the units of timber included in such separate timber account shall be reduced accordingly. (Any increase in the Agreed Value of, or decrease in the tax basis of, Original Timber Interests resulting from the withdrawal of property pursuant hereto shall be taken into account in determining the amount of gain to be allocated pursuant to Section 5.2(b) with respect to such property.)


          (d) Subject to Section 17.1(a) above and to such liens, encumbrances, security interests, equities or claims as do not materially interfere with the ownership or benefits of the Timberlands contributed to the Partnership as contemplated by the Registration Statement, IP represents to the Partnership that IP has good title to the Timberlands and, upon the execution and delivery of the Conveyance Agreement, the Partnership will have good title to the Timberlands. For purposes of this Section 17.1(d), the term "Timberlands" shall be defined as set forth in the Registration Statement.

     17.2 Right of IP to Retain or Purchase Mineral Interests.

          (a) All minerals and mineral interests in the Original Timber Interests and the right to explore for, develop and market any such minerals and mineral interests are owned by IP. Upon the contribution by the Initial Limited Partner to the Partnership of the Original Timber Interests pursuant to Sections
3.1 and 3.2, therefore, the Partnership did not acquire ownership of any minerals or mineral interests in the Original Timber Interests or the right to explore for, develop and market any such minerals and mineral interests. The Managing General Partner shall execute, acknowledge and file, or cause to be executed, acknowledged and filed, any and all deeds, conveyances, leases or other instruments as may be necessary, from time to time during the term of this Agreement, in order to evidence in IP ownership of, or the benefits of ownership to, such minerals or mineral interests. To the extent the Partnership holds any minerals or mineral interests intended to be retained by IP and IP has elected, pursuant to Section 17.5(a) of the IPT Partnership Agreement to have such minerals or mineral interests deemed to be an additional capital contribution to the Original Limited Partner, such minerals or mineral interests shall be deemed to be an additional Capital Contribution to the Partnership by the Original Limited Partner pursuant to Section 3.3(a). In such event, the Agreed Value of such minerals or mineral interests should be attributed entirely to the Secondary Account. To the extent such minerals or mineral interests are determined to be owned by the Partnership as a matter of law, if the Partnership is unable to transfer such minerals or mineral interests, and if IP is unable to make an election to cause a deemed capital contribution to the Original Limited Partner of such minerals or mineral interests, the Agreed Value of such minerals or mineral interests shall in any event be attributed entirely to the Secondary Account.

          (b) If, in connection with the acquisition of additional Timber Interests by the Partnership during the term of this Agreement, the Timber Interests to be so acquired include interests in the minerals underlying such Timber Interests, the Partnership shall inform IP thereof and shall offer IP the exclusive right to acquire such mineral interests by payment to the Partnership of that portion of the aggregate purchase price of the Timber Interest to be so acquired as the Managing General Partner may reasonably determine to be the allocable portion of the aggregate purchase price attributable to such mineral interests. The notice to be furnished to IP in accordance herewith shall be so furnished at least 20 business days prior to the proposed date for closing of the proposed purchase by the Partnership, and IP shall notify the Partnership of its election to purchase such mineral interests on or before the close of business on the first business day next preceding the first anniversary of the closing of the acquisition of such Timber Interests by the Partnership. If IP does so elect to purchase any such mineral interests, the Managing General Partner shall execute, acknowledge and file, or cause to be executed, acknowledged and filed, any and all such deeds, conveyances, leases or other instruments as may be necessary in order to evidence ownership of such mineral interests by IP. If IP fails or refuses to elect to purchase such mineral interests on or before such business day preceding the first anniversary date, the Partnership shall be under no further obligation to IP with respect to such mineral interests.

     17.3 Matters Relating to the Class C Units (Series I).

          (a) On the Restatement Date, Prudential made a Capital Contribution to the Partnership of cash in an amount equal to $2,209,687, and unconditionally agreed to contribute an additional $19,887,181 on July 18, 1996, in exchange for the Class C Units (Series I) as such Units relate to the Identified Property with respect to which such Units were issued. Concurrently with such Capital Contribution, Prudential was admitted to the Partnership as a Special Limited Partner and became the owner of the Special Limited Partner Interest relating to the Class C Units (Series I) (which have been subdivided into ten thousand (10,000) Units), having the rights, powers, privileges, duties, and preferences specified in this Agreement. No other Class C Units (Series I) shall be issued by the Partnership. For purposes of applying the provisions of this Agreement:
(i) the Class C Percentage Interest with respect to the Class C Units (Series I) is (I) 98% during the Initial Period with respect to the Class C Units (Series
I) and (II) 2% thereafter; (ii) the Identified Property with respect to which the Class C Units (Series I) are issued is the entire interest in Alexander Plantation owned by the Partnership; (III) the Initial Period with respect to the Class C Units (Series I) means the period commencing on the Restatement Date and ending on the earlier of (A) the end of the calendar month in which the amount of timber Harvested by Alexander Plantation since the Restatement Date equals or exceeds 4,000,000 short tons of timber and (B) the end of the day immediately before the fifteenth anniversary of the Restatement Date.

          (b) Immediately following the Capital Contribution provided in clause
(a) herein, Prudential made an additional Capital Contribution to the Partnership of cash in an amount of $434,264 in exchange for the Class C Units (Series I) as such Units relate to the Specified General Revenue Percentage Interest with respect to which such Units were issued. For purposes of applying the provisions of this Agreement: (A) the distinct source of Specified General Revenue with respect to the Class C Units (Series I) is all of IPTO's Recreational Income attributable to the Timberlands it owns that are located in the South Central Region; and (B) the Class C General Revenue Percentage Interest of the Class C Units (Series I) that relates to the Specified General Revenue described in clause (A) above shall be 1% for 1996 and for each subsequent calendar year shall be the percentage obtained by multiplying 100% by a fraction, (I) the numerator of which is equal to 14,588 and (II) the denominator of which is equal to the total acreage owned by the Partnership that is located in the South Central Region.

          (c) At any time the Partnership shall, at the election of the Managing General Partner made by furnishing 15 days' prior written notice thereof to the

Special Limited Partner holding the Class C Units (Series I), have the right to redeem the Class C Units of such Special Limited Partner Interest, in whole but not in part, provided, however, that

               (i) the Managing General Partner has determined, in its sole discretion, that it is advisable for the Partnership to proceed with a Major Partnership Transaction (in which case, the Class C Units (Series I) may be redeemed immediately prior to the effectiveness thereof) or the Partnership has received notice from the holders of Class C Units (Series I) in accordance with the last sentence of this Section 17.3(c), and

               (ii) in consideration for such redemption, the Partnership shall distribute to such Special Limited Partner (A) the class A shares issued by Alexander Plantation and held by the Partnership and (B) cash in an amount equal to such Special Limited Partner's Capital Account balance with respect to such Class C Units as adjusted immediately prior to such redemption pursuant to Section 3.5 and as reduced by the fair market value of the class A shares issued by Alexander Plantation and held by the Partnership that are to be distributed to such Special Limited Partner.

In connection with the liquidation of the Partnership, the Managing General Partner undertakes and agrees to cause the Partnership to exercise its right under this Section 17.3(c) to redeem the Class C Units (Series I) then outstanding, if any. If an amendment to the Partnership Agreement is made pursuant to Section 14.1(b) or Section 14.1(c) that adversely affects, in any material respect, the Special Limited Partners holding Class C Units (Series I), the Managing General Partner shall, within 10 days following its receipt of notice from the Special Limited Partners holding a majority of the outstanding Class C Units (Series I) wherein such holders request redemption of their Units, cause the Partnership to redeem all outstanding Class C Units (Series I) in accordance with this Section 17.3(c).

          (d) At any time from and after July 1, 1998, the Partnership shall, at the election of the Managing General Partner made by furnishing 15 days' prior written notice thereof to the Special Limited Partner holding the Class C Units (Series I), have the right to redeem the Class C Units of such Special Limited Partner, in whole but not in part, provided, however, that

               (i) in consideration for such redemption, the Partnership shall distribute to such Special Limited Partner (A) the class A shares issued by Alexander Plantation and held by the Partnership and (B) cash in an amount equal to such Special Limited Partner's Capital Account balance with respect to such Class C Units as adjusted immediately prior to such redemption pursuant to Section 3.5 and as reduced by the fair market value of the class A shares issued by Alexander Plantation and held by the Partnership that are to be distributed to such Special Limited Partner, and

               (ii) the Partnership shall distribute to such Special Limited Partner a redemption premium, payable in cash, equal to the product of (A)

     the percentage set forth in the right column below in accordance with the date of redemption set forth in the left column below and (B) the fair market value of the Class C Units (Series I):

                                          Percentage of the Fair Market
     If the Redemption Takes Place        Value of the Class C Units (Series I)
     ----------------------------------   -------------------------------------
     On or before June 30, 2001                          5.00%
     From July 1, 2001 to June 30, 2006                  3.00%
     From July 1, 2006 to June 30, 2011                  1.50%
     From and after July 1, 2016                          .05%

     All determinations of the fair market value of the Class C Units (Series I) shall be made by the Managing General Partner.

          (e) At any time after the third anniversary of the end of the Initial Period with respect to the Class C Units (Series I), the Partnership shall, at the election of the Managing General Partner made by furnishing 15 days' prior written notice to each Special Limited Partner holding Class C Units (Series I), have the right, and Special Limited Partners holding a majority of the Class C Units (Series I) then outstanding shall, by furnishing 15 days' prior written notice to the Managing General Partner, have the right to require the Partnership, to redeem all outstanding Class C Units (Series I), in whole but not in part, in consideration for cash in an amount equal to such Special Limited Partner's Capital Account balance with respect to such Class C Units as adjusted immediately prior to such redemption pursuant to Section 3.5.

          (f) For purposes of applying the provisions of this Agreement, the Specified General Revenue with respect to the Class C Units (Series I) shall be treated as a separate, non-amortizable asset of the Partnership (the "Series I Revenue Asset") and the following rules shall apply with respect thereto:

               (i) On the issuance of the Class C Units (Series I), the Carrying Value of the Series I Revenue Asset shall be adjusted to reflect its fair market value, which the Managing General Partner and Prudential have agreed is equal to $43,426,400;

               (ii) In connection with any event requiring an adjustment to the Capital Accounts of the Special Limited Partners holding Class C Units (Series I) in accordance with Section 3.5, the provisions of Section 3.5 shall be applied by taking into account any Unrealized Gain or Unrealized Loss with respect to the Series I Revenue Asset by treating the Partnership as if it had sold substantially all of its assets immediately before such adjustment.

               (iii) In connection with a sale or other disposition by the Partnership of substantially all of its assets --

               (A) a portion of the value received by the Partnership in exchange therefore must be allocated to the Series I Revenue Asset based on the fair market value of that asset and such portion shall be treated as Specified General Revenue with respect to the Class C Units (Series I); and

               (B) gain or loss from the disposition of the Series I Revenue Asset shall then be computed for purposes of Sections 5.1(c) and 5.2(a)(iii) by taking into account the Carrying Value or tax basis allocable to that asset, as the case may be, and such gain or loss shall be allocated among the Original Partners and the Special Limited Partners holding Class C Units (Series I) by treating such gain or loss as an item attributable to the Specified General Revenue with respect to the Class C Units (Series I).

               (iv) At any time that it is necessary to determine the fair market value of the Series I Revenue Asset, the fair market value of such asset shall be computed by discounting the projected net revenues of the Partnership from such asset to their present value, using a discount rate determined by the Managing General Partner in its reasonable discretion, with the consent of the holders of a majority of the Outstanding Class C Units (Series I) which consent will not be unreasonably withheld.

For purposes of this Section 17.3(f), a sale or other disposition by the Partnership of substantially all of its assets means a sale or other disposition of assets with a fair market value equal to 90% or more of the fair market value of all the Partnership's assets immediately before such sale or other disposition.

          (g) Notwithstanding anything to the contrary in this Agreement, Prudential may at any time transfer all or any portion of its Class C Units to any Person provided that such transfer is exempt from all applicable registration requirements under any state, federal, or foreign securities laws and otherwise, such transfer does not violate any applicable law regulating the transfer of securities, and the transferee has provided the Managing General Partner with an opinion of counsel, which opinion shall be reasonably satisfactory to the Managing General Partner, to that effect. Any Permitted Transferee of all or any part of the Class C Units of Prudential may be admitted to the Partnership as a substitute Special Limited Partner pursuant to Section
11.2 only if the Managing General Partner consents to such admission, which consent may be given or withheld in the sole and absolute discretion of the Managing General Partner; provided that if Treasury Regulations are adopted that would allow the Partnership to be treated as a partnership for federal income tax purposes without regard to whether the Partnership lacks the corporate characteristics of free transferability of interests, continuity of life, centralization of management, and limited liability, the Managing General Partner shall be deemed to consent to the admission of any such Permitted Transferee.

          (h) For purposes of Section 3.3(c), an Operating Deficiency shall be considered to exist with respect to the Identified Property with respect to Class C Units (Series I) to the extent, and only to the extent, that the General Manager of Alexander Plantation has requested the Partnership to make an additional capital contribution pursuant to Section 3.1(b) of the limited liability company agreement of Alexander Plantation.

          (i)  For purposes of Section 4.10(b)(i)(B) --

               (i) the amount distributable under Section 4.10(b)(i)(B) to any Special Limited Partner holding Class C Units (Series I) for the period ending September 30, 1996 shall equal one-quarter of the amount determined by multiplying (i) such Special Limited Partner's Specified General Revenue Percentage Interest with respect to the Class C Units (Series I) by (ii) the Partnership's total projected Distributable Cash from the Specified General Revenue with respect to the Class C Units (Series I) for 1996; and

               (ii) the amount distributable under Section 4.10(b)(i)(B) to any Special Limited Partner holding Class C Units (Series I) for the period ending December 31, 1996 shall be increased or decreased, as the case may be, so that the total amount distributed pursuant to Section 4.10(b)(i)(B) to each such Special Limited Partner with respect to the Class C Units (Series I) for periods ending during 1996 equals one-half of the amount determined by multiplying (i) such Special Limited Partner's Specified General Revenue Percentage Interest with respect to the Class C Units (Series I) by (ii) the Partnership's total Distributable Cash from the Specified General Revenue with respect to the Class C Units (Series I) for all of 1996.

For 1996 and the year that the Class C Units (Series I) are redeemed (if such Units are not being redeemed in connection with the liquidation of the Partnership), Section 5.3(f) shall be applied by allocating a ratable portion of the items attributable to the Specified General Revenue with respect to the Class C Units (Series I) for such year to each month during that year.

                                 ARTICLE XVIII
                               General Provisions

     18.1 Definitions.

     The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the terms used in this Agreement.

     "Accounting Unit" means the Primary Account or the Secondary Account, whichever the case may be.

     "Additional Capital Contribution Amount" has the meaning assigned to such term in Section 3.3(c)(i).

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 3.5(d).

     "Advancing Partner" has the meaning assigned to such term in Section 3.3(c)(ii).

     "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in the definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Affiliated Corporation" means a corporation of which all of the outstanding shares of stock are owned by the Partnership.

     "Affiliated Partnership" means a partnership which is an Affiliate of the Partnership and in which the Partnership owns a partnership interest.

     "Affiliated Partnership Agreement" means the partnership agreement entered into by the partners of an Affiliated Partnership.

     "Aggregate Distribution Shortfall Preferred Return" means, with respect to each Special Limited Partner, at the time of any determination, an amount equal to the aggregate amount of the Distribution Shortfall Preferred Return of such Special Limited Partner for each calendar quarter ending on or before the date of such determination.

     "Agreed Value" (a) of a Contributed Property transferred to the Partnership by WCFR pursuant to Sections 3.1(a) and (c) and 3.2(a) and (c) means such property's Agreed Value as determined in accordance with the provisions of the Original Contribution Agreement, and (b) of any other Contributed Property transferred to the Partnership, means the fair market value of such property as determined by the Managing General Partner using such reasonable method of valuation as may be adopted by the Managing General Partner. The Agreed Value of any property shall reflect (i) any adjustment made pursuant to Section 3.5(b)(iii), (ii) any adjustments made by the Managing General Partner pursuant to Section 6.12 relating to an allocation between the Accounting Units and (iii) any adjustment made upon the withdrawal of property pursuant to Section 16.1 (as if such adjusted Agreed Value constituted the Agreed Value of such property at the time it was contributed to the Partnership).

     "Agreement" means this Second Amended and Restated Agreement of Limited Partnership of IP Timberlands Operating Company, Ltd., as it may be amended from time to time.

     "Alexander Plantation" means Alexander Plantation, LLC, a Delaware limited liability company.

     "Assignee" means a Non-citizen Assignee (as defined in the IPT Partnership Agreement) or a person to whom one or more Depositary Units (as defined in the IPT Partnership Agreement) or Units have been transferred, by assignment of a depositary receipt, or otherwise, in a manner permitted in the IPT Partnership Agreement and who thereby has an interest in the Original Limited Partner equivalent to that of a limited partner but (a) limited to the rights and obligations appurtenant to a Unit to share in distributions, including liquidating distributions, provided in the IPT Partnership Agreement and (b) otherwise subject to the limitations under the Texas Act on the rights of an assignee who has not become a substituted limited partner.


     "Book-Tax Disparity" means, with respect to a Contributed Property or Adjusted Property, as of any date of determination the difference between the Carrying Value of such Contributed Property or Adjusted Property, and the adjusted basis thereof for Federal income tax purposes, as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 3.5, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles.

     "Bulk Sale" means a sale of standing timber that does not qualify for capital gains treatment under Section 631(b) of the Code.

     "Capital Account" means the Capital Account maintained for a Partner pursuant to Section 3.5.

     "Capital Contribution" means any cash and any Contributed Property which a Partner contributes to the Partnership pursuant to Sections 3.1, 3.2 or 3.3.

     "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depletion (computed as a separate item of deduction), depreciation and cost recovery deductions charged to the Partners' Capital Accounts pursuant to Section 3.5(a) with respect to such property, as well as any other charges to such Carrying Values for sales, retirements and other disposition of assets included in a Contributed Property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for Federal income tax purposes as of the time of determination. The Carrying Value of any property so determined shall be adjusted to reflect (i) any adjustment made pursuant to
Section 3.5(d), (ii) any adjustments made by the Managing General Partner pursuant to Section 6.12 relating to an allocation between the Accounting Units and (iii) any adjustment made upon the withdrawal of property pursuant to Section 16.1.

     "Certificate of Limited Partnership" means the Amended and Restated Certificate of Limited Partnership filed with the Secretary of State of the State of Texas on April 1, 1996, as it may be amended or restated from time to time in accordance with Section 6.1.

     "Class A Capital Account" means that Capital Account maintained for the Original Limited Partner pursuant to Section 3.5 with respect to such Original Limited Partner's Class A Unit.

     "Class A Certificate" means a non-negotiable certificate issued by the Partnership, substantially in the form of Annex I to this Agreement, evidencing ownership of one Class A Unit.

     "Class A Limited Partner" means the Original Limited Partner and any successor thereto, in its capacity as the owner of the Class A Unit.

     "Class A Portion" means (a) with respect to Primary Account Cash or the Net

Agreed Value of the WCFR Primary Account Property, 95.96% of such cash or Net Agreed Value, whichever the case may be, and (b) with respect to Secondary Account Cash or the Net Agreed Value of the WCFR Secondary Account Property, 4.04% of such cash or Net Agreed Value, whichever the case may be.

     "Class A Unit" means that certain class of Unit representing the Partnership Interest of the Original Limited Partner as a Class A Limited Partner.

     "Class B Capital Account" means that Capital Account maintained for the Original Limited Partner pursuant to Section 3.5 with respect to such Original Limited Partner's Class B Unit.

     "Class B Certificate" means a non-negotiable certificate issued by the Partnership, substantially in the form of Annex II to this Agreement, evidencing ownership of one Class B Unit.

     "Class B Limited Partner" means the Original Limited Partner and any successor thereto, in its capacity as the owner of the Class B Unit.

     "Class B Portion" means (a) with respect to Primary Account Cash or the Net Agreed Value of the WCFR Primary Account Property, 4.04% of such cash or Net Agreed Value, whichever the case may be, and (b) with respect to Secondary Account Cash or the Net Agreed Value of the WCFR Secondary Account Property, 95.96% of such cash or Net Agreed Value, whichever the case may be.

     "Class B Unit" means the certain class of Unit representing the Partnership Interest of the Original Limited Partner, in its capacity as a Class B Limited Partner.

     "Class C Capital Account" means the Capital Account maintained for a Special Limited Partner in accordance with Section 3.5 with respect to such Partner's Class C Units.

     "Class C Certificate" means a certificate issued by the Partnership to a Special Limited Partner evidencing ownership of one or more Class C Units of a specified series substantially in the form of Annex III hereto with such changes as are appropriate in respect of the Class C Units of such series.

     "Class C General Revenue Percentage Interest" means the percentage interest that a series of Class C Units is specified to have in any distinct source of Specified General Revenue.

     "Class C Percentage Interest" means the percentage interest that a series of Class C Units is specified to have in the Distributable Cash from Identified Property with respect to such series of Class C Units and the items of income, gain, loss, deduction, and credit attributable to such Identified Property.

     "Class C Units" means that certain Class of Units (which may be issued in separate series) representing the Partnership Interest of a Special Limited Partner.


     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "Commencement Date" means March 29, 1996.

     "Contributed Property" means each Contributing Partner's interest in each property (other than cash) contributed to the Partnership by such Contributing Partner. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 3.5(d), such property shall no longer constitute a Contributed Property for purposes of Section 5.2(b).

     "Contributing Partner" means each Partner contributing a Contributed Property to the Partnership.

     "Cut Timber" means timber that has been harvested from Timberland and is held or sold, whichever the case may be, as logs.

     "Default Notice" has the meaning assigned to such term in Section
3.3(c)(ii).

     "Defaulting Partner" has the meaning assigned to such term in Section 3.3(c)(ii).

     "Departing Partner" means a General Partner, as of the effective date of any withdrawal or removal of such General Partner pursuant to Section 12.1 or 12.2, as the case may be.

     "Designated Rate" means a rate per annum equal to 18%.

     "Distributable Cash from the Identified Property" means, with respect to any period, all cash received by the Partnership properly allocable to such period that is attributable to the Identified Property with respect to a specific series of Class C Units; provided, that in any case in which the Identified Property is an interest in an entity, cash received by the Partnership within 15 days after the end of a period shall be considered allocable to such period.

     "Distributable Cash from Specified General Revenue" means, with respect to any period, (a) all cash received by the Partnership during such period that is attributable to a source of Specified General Revenue, less (b) all expenses and other expenditures incurred by the Partnership during such period that are appropriately allocable to such cash flow, less (c) any reserves established by the Managing General Partner, in its reasonable discretion, in respect of contingencies, liabilities or other reasonably anticipated expenditures relating to such Specified General Revenue.

     "Distribution Shortfall" has the meaning assigned to such term in Section 4.10(b)(ii).

     "Distribution Shortfall Preferred Return" means, with respect to each Special Limited Partner, an amount equal to the Designated Rate per calendar quarter, determined on the basis of a 360-day year and a 30-day month, of the average daily balance of such Special Limited Partner's Undistributed Cash Amount, such Distribution Shortfall Preferred Return to commence on the first day on which there is an Undistributed Cash Amount.

     "Election Date" has the meaning assigned to such term in Section
3.3(c)(ii).

     "First Agreement" means the First Amended and Restated Agreement of Limited Partnership of IP Timberlands Operating Company, Ltd., dated March 29, 1996.

     "General and Administrative Overhead" means those customary, routine and necessary costs and expenses incurred or generated by the Managing General Partner which are associated with or attributable to the administration of the business of the Partnership including, but not limited to, an allocable portion of the cost of office services, telephone, postage, office occupancy, computer services, accounting and legal services, regulatory reporting, and an allocable portion of salaries, employee benefit costs and other similar costs of employees and officers of the Managing General Partner, computed on a cost basis in accordance with generally accepted accounting principles.

     "General Partners" means IP, IPFR and their successors.

     "Identified Property" means the property (or properties) of the Partnership that is identified as the property with respect to which a series of Class C Units has been issued.

     "Identified Property Percentage Interest" means (a) for each Special Limited Partner with respect to each series of Class C Units held by such Special Limited Partner, the product of (i) the Class C Percentage Interest with respect to such series of Class C Units and (ii) a fraction, the numerator of which is the number of Class C Units of such series that are held by such Special Limited Partner and the denominator of which is the total outstanding Class C Units of such series and (b) for the Original Partners as a group with respect to any Identified Property, 100% minus the Class C Percentage Interest of the series of Class C Units that has an interest in such Identified Property.

     "Initial Limited Partner" means WCFR with respect to the 99% limited partner interest issued pursuant to Section 2.1(b) of the Original Contribution Agreement.

     "Initial Managing General Partner" means WCFR with respect to the .99% managing general partner interest issued pursuant to Section 2.1(b) of the Original Contribution Agreement.

     "Initial Period" means the period specified with respect to any series of Class C Units.

     "Initial Term" means that period beginning with the Commencement Date and ending at the close of business on December 31, 1999.

     "IP" means International Paper Company, a New York corporation, and any successor to International Paper Company by merger or consolidation or by sale of all or substantially all of the assets of International Paper Company.

     "IPFR" means IP Forest Resources Company, a Delaware corporation.

     "IPT Partnership Agreement" means the agreement of limited partnership of the Original Limited Partner.

     "IPT Unit" means a partnership interest of a limited partner in the Original Limited Partner, including both Class A and Class B partnership interests and partnership interests represented by depositary units.

     "Limited Partner" means the Original Limited Partner and the Special Limited Partner.

     "Liquidator" has the meaning specified in Section 13.3.

     "Major Partnership Transaction" means a transaction pursuant to which the Partnership or IPT will be involved in (a) a sale or transfer of a substantial portion of its assets, (b) a public or private offering of its interests (other than an offering of additional Class C Units of any series), (c) a merger or consolidation, (d) a recapitalization in which all or a substantial portion of the outstanding Class A Units or Class B Units are exchanged for or converted into other securities of the Partnership or any other Person(s), (e) a redemption by the Partnership of the Class A Unit or the Class B Unit, (f) a leveraged or management buy-out, (g) a liquidation of the Partnership, or (h) any other transaction which (A) the Managing General Partner determines is in the best interest of the Partnership, the Original Limited Partner, or the Unitholders of the Original Limited Partner, (B) is being undertaken for a business reason wholly independent of obtaining the rights resulting under this Agreement in respect of outstanding Class C Units upon a Major Partnership Transaction, (C) shall require the approval or consent of the Special Limited Partner, and (D) either (x) with respect to which the Special Limited Partner has not approved after a request therefor, or (y) with respect to which the Managing General Partner has determined that it is in the best interests of the Partnership, the Original Limited Partner or the Unitholders of the Original Limited Partner that the contemplated transaction not be disclosed to the Special Limited Partner.

     "Managing General Partner" means IPFR and its successors.

     "Merchantable Timber" means all timber, regardless of species, in stands aged 15 years or older.

     "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such properties are subject when contributed, (b) in the case of any property currently distributed to a Partner pursuant to Section 4.10, the Partnership's Carrying Value of such property at the time such property is distributed reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution and (c) in the case of any property distributed to a

Partner in liquidation of the Partnership pursuant to Sections 13.3 and 13.4, the fair market value of such property at the time of such distribution (as determined pursuant to Section 13.4) reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

     "Operating Deficiency" has the meaning assigned to such term in Section 3.3(c)(i).

     "Opinion of Counsel" means a written opinion of counsel acceptable to the Managing General Partner.

     "Original Certificate of Limited Partnership" means the original Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Texas on March 25, 1996.

     "Original Contribution Agreement" means that certain agreement, dated March 29, 1996 entered into between WCFR, IP and the Partnership wherein WCFR and IP contributed and conveyed to the Partnership certain designated assets and the Partnership agreed to assume certain designated liabilities.

     "Original Limited Partner" means IP Timberlands, Ltd., a limited partnership organized under the Texas Act, and any successors thereof.

     "Original Partners" means the Original Limited Partner, the Managing General Partner and the Special General Partner.

     "Original Primary Account Property" means the WCFR Primary Account Property conveyed to the Partnership pursuant to the Original Contribution Agreement. The Managing General Partner may, in its sole discretion, periodically revise the estimate and reduce or enlarge the units of timber treated as Original Primary Account Property based upon the actual rate at which timber is harvested or disposed of or such other consideration as it deems appropriate. Any such adjustment made by the Managing General Partner shall be conclusive and binding upon the Partners.

     "Original Secondary Account Property" means the WCFR Secondary Account Property conveyed to the Partnership pursuant to the Original Contribution Agreement.

     "Original Timber Interests" means the undivided ownership interests in Timber Interests originally contributed by WCFR in exchange for the managing general partner interest, the Class A Unit and the Class B Unit pursuant to Sections 3.1(a) and (c) and 3.2(a) and (c).

     "Partner" means the General Partners or the Limited Partners.

     "Partner Loan" has the meaning assigned to such term in Section 3.3(c)(ii).

     "Partnership" means the limited partnership established by this Agreement.

     "Partnership Interest" means the interest of a Partner in the Partnership.


     "Permitted Transferee" means any transferee of Class C Units that acquires such Class C Units in a transfer that is permitted pursuant to this Agreement or any amendment hereto.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

     "Primary Account" means a separate Accounting Unit in which there shall be reflected the Capital Contributions of the Original Primary Account Property and all other Capital Contributions attributed to such Accounting Unit, the results of the ownership, operation, maintenance and sale or other disposition of the Timber Interests or other assets or properties of the Partnership during the Initial Term to the extent provided in Article IV hereof and all charges, credits and distributions in respect of such Accounting Unit as provided in this Agreement.

     "Primary Account Cash" means, with respect to any contribution of cash to the Partnership by the Original Limited Partner, that portion of such cash that was contributed to the Original Limited Partner by the partners thereof pursuant to Sections 3.1, 3.2 or 3.3 of the IPT Partnership Agreement and attributed to the Original Limited Partner's Primary Account (as defined in the IPT Partnership Agreement) under the provisions of the IPT Partnership Agreement.

     "Primary Account Factor" means, (a) with respect to either timber located on a particular tract of Timberland or a particular aggregation of Standing Timber, contributed to, purchased by or sold by the Partnership, that percentage utilized by the Managing General Partner to allocate to the Primary Account, a portion of the total Agreed Value assigned, purchase price paid or sales price received, whichever the case may be, with respect to such timber, such percentage being established either by discounted cash flows, asset values, number of timber units or any combination of the foregoing, reasonably attributed to the Primary Account by the Managing General Partner, and (b) with respect to the land attributable to a tract of Timberland contributed to, purchased by or sold by the Partnership, no portion of the Agreed Value assigned, purchase price paid or sales price received, whichever the case may be, with respect to such land.

     "Primary Account Percentage Interest" means (a) as to the Managing General Partner, .99%, (b) as to the Special General Partner, .01%, (c) as to the Original Limited Partner in its capacity as the Class A Limited Partner, 95% and
(d) as to the Original Limited Partner in its capacity as the Class B Limited Partner, 4%.

     "Primary Account Portion" of a Timber Interest means that portion of the Agreed Value or Net Agreed Value, whichever the case may be, of such Timber Interest arrived at by multiplying (A) the Primary Account Factor times (B) the Agreed Value or Net Agreed Value, whichever the case may be, of such Timber Interest.

     "Prudential" means The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey, on behalf of its separate account, PruTimber Fund Three.

     "Recapture Income" means any gain recognized by the Partnership (but computed without regard to any adjustment required by Section 734 or 743 of the
Code) upon the disposition of any property or asset of the Partnership that is not a capital gain due to the recapture of certain deductions previously taken with respect to such property or asset.

     "Recreational Income" means gross revenues received by the Partnership as access fees, lease payments and other compensation for hunting and fishing rights, less any expenses incurred by the Partnership that are properly allocable to those revenues.

     "Residual Gain" or "Residual Loss" means any net gain or net loss, as the case may be, of the Partnership recognized for Federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or an Adjusted property, to the extent such net gain or net loss is not allocated pursuant to Section 5.2(b)(i)(1) or 5.2(b)(ii)(1) to eliminate Book-Tax Disparities.

     "Restatement Date" means the effective date of this Agreement.

     "Secondary Account" means a separate Accounting Unit in which there shall be reflected the Capital Contribution of the Original Secondary Account Property and all other Capital Contributions attributed to such Accounting Unit, the results of the ownership, operation, maintenance and sale or other disposition of the Timber Interests or other assets or properties of the Partnership following expiration of the Initial Term, and such results during the Initial Term as provided in Article IV hereof, and all charges, credits and distributions in respect of such Accounting Unit as provided in this Agreement.

     "Secondary Account Cash" means, with respect to any contribution of cash to the Partnership by the Original Limited Partner, that portion of such cash contributed to the Original Limited Partner by the partners thereof pursuant to Sections 3.1, 3.2 or 3.3 of the IPT Partnership Agreement and attributed to the Original Limited Partner's Secondary Account (as defined in the IPT Partnership Agreement) under the provisions of the IPT Partnership Agreement.

     "Secondary Account Factor" means (a) with respect to timber located on a particular tract of Timberland or a particular aggregation of Standing Timber contributed to, purchased by or sold by the Partnership, that percentage of the total Agreed Value assigned, purchase price paid or sales price received, whichever the case may be, of such timber arrived at by subtracting the Primary Account Factor with respect to such timber from 100%, and (b) with respect to the land attributable to a tract of Timberland contributed to, purchased by or sold by the Partnership, 100% of the total Agreed Value assigned, purchase price paid or sales price received, whichever the case may be, with respect to such land.

     "Secondary Account Percentage Interest" means (a) as to the Managing General Partner, .99%, (b) as to the Special General Partner, .01%, (c) as to

the Original Limited Partner in its capacity as the Class A Limited Partner, 4% and (d) as to the Original Limited Partner in its capacity as the Class B Limited Partner, 95%.

     "Secondary Account Portion" of a Timber Interest means that portion of the Agreed Value or Net Agreed Value, whichever the case may be, of such Timber Interest arrived at by multiplying (a) the Secondary Account Factor times (b) the Agreed Value or Net Agreed Value, whichever the case may be, of such Timber Interest.

     "Section 631(a) Cut" means a cutting or harvesting of timber that qualifies for capital gains treatment under Section 631(a) of the Code (or any successor thereto).

     "Section 631(b) Sale" means a sale or other disposition of timber that qualifies for capital gains treatment under Section 631(b) of the Code (or any successor thereto).

     "Sell or exchange" means to dispose of for value, but shall not include (a) the contribution of all or substantially all of the assets of the Partnership to a limited partnership or other entity organized under the laws of a State of the United States, provided that immediately after such contribution such limited partnership or other entity is controlled by the Partnership, the Original Limited Partner or the Managing General Partner, and further provided that the provisions of the limited partnership agreement or other governing documents of such limited partnership or other entity, as the case may be, to which all or substantially all the assets of the Partnership are contributed are in all material respects as favorable to the Limited Partners as are the provisions of this agreement, or (b) any distribution to Partners of the Partnership of any securities or interests received by the Partnership in return for such contribution.

     "South Central Region" means all of the lands owned by IPTO in Alabama, Mississippi and the Louisiana parishes of Concordia, East Carroll, East Feliciana, East Baton Rouge, Livingston, Madison, St. Helena, St. Tammany, Tangipahoa, Teusas, Washington and West Feliciana.

     "Special General Partner" means IP or its successors.

     "Specified General Revenue" means, with respect to any series of Class C Units, revenues of the Partnership from specified sources.

     "Specified General Revenue Percentage Interest" means (a) for each Special Limited Partner with respect to each distinct source of Specified General Revenue, the percentage equal to the sum of the product, with respect to each series of Class C Units held by such Special Limited Partner(s) that have an interest in such Specified General Revenue, of (i) the Class C General Revenue Percentage Interest with respect to each such series of Class C Units and (ii) a fraction, the numerator of which is the number of Class C Units of such series that are held by such Special Limited Partner and the denominator of which is the total outstanding Class C Units of such series, and (b) for the Original Partners as a group with respect to any Specified General Revenue, 100% minus the sum of the Class C General Revenue Percentage Interests of each series of Class C Units that has an interest in such Specified General Revenue.

     "Special Limited Partner" means any Limited Partner that has been issued Class C Units in connection with its admission to the Partnership as a Limited Partner.

     "Special Limited Partner Interest" means the Partnership Interest owned by any Special Limited Partner.

     "Standing Timber" means timber that has not been cut, harvested or otherwise severed from the land, the Partnership's ownership interest in which is pursuant to a Timber Deed or a Timber Cutting Contract.

     "Substantially all of the assets of the partnership" means assets of the Partnership with a fair market value exceeding 50 percent of the fair market value of all the assets of the Partnership, as determined in good faith by the Managing General Partner.

     "Texas Act" means the Texas Revised Limited Partnership Act, Article 6132a-1 of the Revised Civil Statutes of the State of Texas, as it may be amended from time to time, and any successor to such Act.

     "Timber Cutting Contracts" means any contract pursuant to which the Partnership is granted the right to cut timber on another Person's Timberlands subject to payment of a stipulated price per unit of timber as the timber is cut.

     "Timber Deed" means an instrument pursuant to which the Partnership is granted fee ownership of Standing Timber.

     "Timber Interests" means direct or indirect interests in timber properties (including roads or any other related properties) held through Timber Deeds, Timber Cutting Contracts or fee interests in Timberland.

     "Timberland" means a fee interest in land suitable for the development, cultivation and growth of commercial timber stands.

     "Transferred Gain" means that part of any gain (which may include such gain in its entirety) ultimately recognized upon the disposition of property that was originally acquired upon an involuntary conversion qualifying under Section 1033 of the Code, or a like-kind exchange qualifying under Section 1031 of the Code, which part, but for Section 5.2(e), would be attributed to an Accounting Unit under the provisions of Sections 5.2(a) or 5.2(b) other than the Accounting Unit to which such part would have been attributed had it been recognized upon such involuntary conversion or like-kind exchange.

     "Undistributed Cash Amount" means, with respect to each Special Limited Partner as of any time the amount by which (a) the sum of (i) the aggregate amount of cash distributable to such Special Limited Partner pursuant to Section 4.10(b)(i) for all prior calendar quarters and (ii) such Special Limited Partner's Unpaid Distribution Shortfall Preferred Return exceeds (b) the aggregate amount of cash that has actually been distributed by the Partnership to such Partner up to that point in time.

     "Unit" means the Partnership Interest of the Original Limited Partner, in its capacity as either the Class A Limited Partner or the Class B Limited Partner.

     "Unpaid Distribution Shortfall Preferred Return" means, with respect to any Special Limited Partner at the time of any determination, the Aggregate Distribution Shortfall Preferred Return of such Special Limited Partner through the calendar quarter ending immediately prior to the date of such determination, minus the aggregate amount of any distributions made to the Limited Partner pursuant to Section 4.10(b)(i)(C) commencing on the Restatement Date and ending immediately prior to the date of such determination.

     "Unrealized Gain" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 3.5(d) as of such date).

     "Unrealized Loss" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 3.5(d) as of such date) over the fair market value of such property as of such date of determination.

     "WCFR" means West Coast Forest Resources Limited Partnership, a Texas limited partnership which, prior to the Commencement Date, conducted business under the name IP Timberland Operating Company.

     "WCFR Partnership Agreement" means the agreement of limited partnership of WCFR.

     "WCFR Primary Account Property" means any property contributed to the Partnership by WCFR pursuant to the Contribution Agreement which property, immediately prior to its contribution, was treated as Primary Account Property under the WCFR Partnership Agreement.

     "WCFR Secondary Account Property" means any property contributed to the Partnership by WCFR pursuant to the Contribution Agreement which property, immediately prior to its contribution, was treated as Secondary Account Property under the WCFR Partnership Agreement.

     18.2 Addresses and Notices.

     The address of each Partner for all purposes shall be the address set forth on the signature page of this Agreement or such other address of which each other Partner has received written notice. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent to the Partner at such address by first class mail or by other means of written communication.

     18.3 Titles and Captions.

     All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

     18.4 Pronouns and Plurals.

     Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     18.5 Further Action.

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

     18.6 Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     18.7 Integration.

     This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     18.8 Creditors.

     None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

     18.9 Waiver.

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     18.10 Counterparts.

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart. Each party shall become bound by the Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

     18.11 Applicable Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law.

     18.12 Invalidity of Provisions.

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     18.13 Opinions Regarding Taxation as a Partnership.

     Notwithstanding any other provision of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an Opinion of Counsel or an Opinion of Independent Counsel to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation for Federal income purposes, shall not be applicable if the Partnership is at such time treated in all material respects as a corporation for Federal income tax purposes.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Managing General Partner, the Special General Partner and the Limited Partners on this 28th day of June, 1996.

                              MANAGING GENERAL PARTNER:
                              IP FOREST RESOURCES COMPANY

                              By: ______________________________________________

                              SPECIAL GENERAL PARTNER:
                              INTERNATIONAL PAPER COMPANY

                              By: ______________________________________________

                              LIMITED PARTNERS:
                              IP TIMBERLANDS, LTD (the Original
                              Limited Partner)

                              By:  IP Forest Resources Company, its
                                   Managing General Partner

                              By: ______________________________________________

                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, on behalf of its separate account, PruTimber Fund Three (Prudential)


                              By: ______________________________________________
                                  [Title]

                                                                         ANNEX I

                                  CERTIFICATE
                                      for
                         CLASS A LIMITED PARTNER'S UNIT
                                       in
                     IP TIMBERLANDS OPERATING COMPANY, LTD.

                                                                    CLASS A UNIT

     IP FOREST RESOURCES COMPANY, as the Managing General Partner of IP Timberlands Operating Company, Ltd., a Texas limited partnership (the "Partnership"), hereby certifies that IP Timberlands, Ltd., a Texas limited partnership, is a Class A Limited Partner of the Partnership, as set forth in the Agreement of Limited Partnership of the Partnership and in the Amended and Restated Certificate of Limited Partnership filed for record in the Office of the Secretary of State of the State of Texas (copies of which are on file at the Partnership's principal office in [New York, New York]) and is the owner of one Class A Unit of limited partnership interest in the Partnership.

     This Certificate is not negotiable or transferable except as specified in
Article X of the Agreement of Limited Partnership and except by operation of law.

                              IP FOREST RESOURCES COMPANY

                              Managing General Partner of
                                IP Timberlands Operating Company, Ltd.

DATED:                        By:

                                                                        ANNEX II

                                  CERTIFICATE
                                      for
                         CLASS B LIMITED PARTNER'S UNIT
                                       in
                     IP TIMBERLANDS OPERATING COMPANY, LTD.

                                                                    CLASS B UNIT

     IP FOREST RESOURCES COMPANY, as the Managing General Partner of IP Timberlands Operating Company, Ltd., a Texas limited partnership (the "Partnership"), hereby certifies that IP Timberlands, Ltd., a Texas limited partnership, is a Class B Limited Partner of the Partnership, as set forth in the Agreement of Limited Partnership of the Partnership and in the Amended and Restated Certificate of Limited Partnership filed for record in the Office of the Secretary of State of the State of Texas (copies of which are on file at the Partnership's principal office in [New York, New York]) and is the owner of one Class B Unit of limited partnership interest in the Partnership.

     This Certificate is not negotiable or transferable except as specified in
Article X of the Agreement of Limited Partnership and except by operation of law.

                              IP FOREST RESOURCES COMPANY

                              Managing General Partner of
                                IP Timberlands Operating Company, Ltd.

DATED:                        By:

                                                                       ANNEX III

                                  CERTIFICATE
                                      for
                   CLASS C LIMITED PARTNER'S UNIT SERIES (I)
                                       in
                     IP TIMBERLANDS OPERATING COMPANY, LTD.

                                                                    CLASS C UNIT

     IP FOREST RESOURCES COMPANY, as the Managing General Partner of IP Timberlands Operating Company, Ltd., a Texas limited partnership (the "Partnership"), hereby certifies that The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey, is a Class C Limited Partner of the Partnership, as set forth in the Agreement of Limited Partnership of the Partnership and in the Second Amended and Restated Certificate of Limited Partnership filed for record in the Office of the Secretary of State of the State of Texas (copies of which are on file at the Partnership's principal office in Purchase, New York) and is the owner of one Class C Unit-Series (I) limited partnership interest in the Partnership.

     This Certificate is not negotiable or transferable except as specified in
Article X of the Second Amended and Restated Agreement of Limited Partnership and except by operation of law.

                              IP FOREST RESOURCES COMPANY

                              Managing General Partner of
                                IP Timberlands Operating Company, Ltd.

DATED: June 28, 1996            By: